 Exhibit 10.2

EXECUTION VERSION

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Subordination Agreement, dated as of November 14, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”), among East West Bank, as Senior Agent and Praesidian Capital Opportunity Fund III, LP, as Subordinated Agent. In the event of any conflict between the terms of the Subordination Agreement and this agreement, the terms of the Subordination Agreement shall govern and control.

FIFTH AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT AND SECURITY AGREEMENT

by and among

FUSION NBS ACQUISITION CORP.

as Borrower

and

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.,

as Parent and Guarantor

and

NETWORK BILLING SYSTEMS, L.L.C.,

FUSION BVX LLC,

PINGTONE COMMUNICATIONS, INC.
FIDELITY ACCESS NETWORKS, LLC,
FIDELITY CONNECT LLC,
FIDELITY VOICE SERVICES, LLC,
FIDELITY ACCESS NETWORKS, INC.,
FIDELITY TELECOM, LLC,
APPTIX, INC.

and

EACH OTHER SUBSIDIARY

FROM TIME TO TIME PARTY HERETO

as Guarantors

and

PRAESIDIAN CAPITAL OPPORTUNITY FUND III, LP,

PRAESIDIAN CAPITAL OPPORTUNITY FUND III-A, LP,

and

UNITED INSURANCE COMPANY OF AMERICA,

as Lenders

and

PRAESIDIAN CAPITAL OPPORTUNITY FUND III, LP,

as Agent

Dated as of November 14, 2016

(amending and restating the Fourth Amended and Restated Securities Purchase Agreement and Security Agreement dated as of December 8, 2015 as amended prior to the date hereof)

i

5.05	Litigation	41

5.06	Compliance with Laws	41

5.07	No Default or Breach	41

5.08	Title to Properties	42

5.09	Use of Real Property	42

5.10	Taxes	43

5.11	Financial Statements and Projections	43

5.12	Disclosure	44

5.13	Absence of Certain Changes or Events	44

5.14	Environmental Compliance	45

5.15	Investment Company/Government Regulations	46

5.16	Subsidiaries	46

5.17	Capitalization	46

5.18	Broker’s, Finder’s or Similar Fees	46

5.19	Labor Relations	46

5.20	Employee Benefit Plans	47

5.21	Patents, Trademarks, Etc.	48

5.22	Potential Conflicts of Interest	48

5.23	Trade Relations	48

5.24	Indebtedness	48

5.25	Material Contracts	48

5.26	Insurance	49

5.27	Communications Matters	49

5.28	(Reserved)	50

5.29	Perfection Certificate	50

5.30	Reserved	50

5.31	Certain Payments	50

5.32	Margin Requirements	51

5.33	Anti-Terrorism Laws; Anti-Corruption Laws; Sanctions	51

5.34	Target Transaction	51

5.35	Reserved	52

5.36	Separateness Requirements	52

5.37	AHYDO Payment	53

SECTION 6 AFFIRMATIVE COVENANTS		53

6.01	Financial Statements and Other Information	53

6.02	Deliveries	55

6.03	Preservation of Existence	58

6.04	Payment of Obligations	58

6.05	Compliance with Laws	58

6.06	Contractual Obligations	59

6.07	Inspection; Lender Meeting	59

6.08	Maintenance of Properties	59

6.09	Insurance	60

6.10	(Reserved)	60

6.11	Compliance with ERISA	60

6.12	Use of Proceeds	60

6.13	Customer Contracts	61

6.14	New Real Property	61

6.15	Control Agreements; Cash Management Systems	61

6.16	Collateral Access Agreements	62

6.17	Key-Man Life Insurance	62

6.18	Subsidiaries	62

6.19	Post Closing Covenants	63

6.20	Separateness Requirements	63

6.21	Board Observer	63

SECTION 7 NEGATIVE COVENANTS		63

7.01	Fundamental Changes; Consolidation; Mergers and Acquisitions; Dispositions	64

7.02	Liens	64

7.03	Guarantees	64

7.04	Investments	64

7.05	Loans	65

7.06	Restricted Payments	65

7.07	Indebtedness	65

7.08	Nature of Business	66

7.09	Transactions with Affiliates	66

7.10	Leases	66

7.11	Subsidiaries; Partnerships; Joint Ventures	67

7.12	Fiscal Year and Accounting Changes	67

7.13	Amendment of Organizational Documents	67

7.14	Limitation on Modifications of Indebtedness; Modifications of Certain Other Agreements; Etc.	67

7.15	Financial Covenants. The Borrower shall not:	67

7.16	ERISA	69

7.17	Prepayment of Indebtedness	70

7.18	Burdensome Agreements	70

7.19	Separateness Requirements	70

7.20	Deposit Accounts; Securities Account	70

7.21	Hedging Transactions	70

SECTION 8 EVENTS OF DEFAULT AND REMEDIES		71

8.01	Events of Default	71

8.02	Remedies Upon Event of Default	74

SECTION 9 INDEMNIFICATION		77

9.01	Indemnification	77

9.02	Procedure; Notification	78

9.03	Survival	78

SECTION 10 GUARANTEE		79

10.01	The Guarantee	79

10.02	Obligations Unconditional	79

10.03	Reinstatement	80

10.04	Subrogation	80

10.05	Remedies	80

10.06	Continuing Guarantee	81

10.07	General Limitation on Guarantors’ Obligations	81

SECTION 11 PRINCIPAL PAYMENTS		81

11.01	Optional Prepayment	81

11.02	Mandatory Prepayments	82

11.03	Scheduled Payments	82

11.04	Application of Payments	83

SECTION 12 REGARDING AGENT		83

12.01	Appointment	83

12.02	Nature of Duties	83

12.03	Lack of Reliance on Agent and Resignation	84

12.04	Certain Rights of Agent	84

12.05	Reliance	85

12.06	Notice of Default	85

12.07	Indemnification	85

12.08	Agent in its Individual Capacity	85

12.09	Delivery of Documents or Other Information	85

12.10	Loan Parties’ Undertaking to Agent	86

12.11	No Reliance on Agent’s Customer Identification Program	86

12.12	Other Agreements	86

SECTION 13 TAXES		87

13.01	Taxes.	87

SECTION 14 MISCELLANEOUS		89

14.01	Survival of Representations and Warranties	89

14.02	Notices	89

14.03	Successors and Assigns; Third Party Beneficiaries	91

14.04	Amendment and Waiver	91

14.05	Signatures; Counterparts	92

14.06	Headings	92

14.07	GOVERNING LAW	92

14.08	JURISDICTION; JURY TRIAL WAIVER	92

14.09	Severability	93

14.10	Rules of Construction	93

14.11	Entire Agreement	93

14.12	Certain Expenses	94

14.13	Publicity	94

14.14	Further Assurances	94

14.15	Obligations of the Lenders	94

14.16	No Strict Construction	94

14.17	Transfer of the Notes	95

14.18	East West Subordination Agreement.	95

v

EXHIBITS

A	Form of Compliance Certificate
B-l	Form of East West Subordination Agreement
B-2	Form of Rosen Subordination Agreement
C-1	Form of Perfection Certificate for Closing Date
C-2	Form of Perfection Certificate for Section 6.01(j)
D	Form of Second Amended and Restated Pledge Agreement
E	Form of Joinder Agreement
F	Form of Amended and Restated Intellectual Property Security Agreement

SCHEDULES

3.07	Chief Executive Offices
3.09	UCC Filings
5.01	Subsidiaries
5.05	Litigation
5.08(a)	Owned Real Property
5.08(b)	Real Property Leases
5.09	Uses of Owned and Leased Real Property
5.10	Taxes
5.11	Cash Flow Projection
5.13	Certain Changes, Events
5.16	Subsidiaries
5.17	Capitalization
5.18	Brokers Fees
5.19	Labor Relations
5.20	Employee Benefit Plans
5.22	Conflicts of Interest
5.24	Existing Indebtedness
5.25	Material Contracts
5.27	Licenses
5.31	Certain Payments
6.19	Post-Closing Covenants
7.02	Permitted Liens
7.04	Investments
7.07	Indebtedness
7.15	Pro Forma Adjustments for Target
7.18	Burdensome Agreements

FIFTH AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT AND SECURITY AGREEMENT

FIFTH AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT AND SECURITY AGREEMENT, dated as of November 14, 2016 by and among FUSION NBS ACQUISITION CORP., a Delaware corporation (“Borrower”), FUSION TELECOMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation (“Parent”), NETWORK BILLING SYSTEMS, L.L.C., a New Jersey limited liability company (“NBS”), FUSION BVX LLC, a Delaware limited liability company (“BVX”), PINGTONE COMMUNICATIONS, INC., a Delaware corporation (“PingTone”), FIDELITY ACCESS NETWORKS, LLC, an Ohio limited liability company (“FANL”), Fidelity Connect LLC, an Ohio limited liability company (“FCL”), Fidelity Voice Services, LLC, an Ohio limited liability company (“FVS”), Fidelity Access Networks, Inc., an Ohio corporation (“FANI”) Fidelity Telecom, LLC, an Ohio limited liability company (“FTL”) Apptix, Inc., a Florida corporation (“Apptix”, and together with Parent, NBS, BVX, PingTone, FANL, FCL, FVS, FANI, FTL and each other direct and indirect subsidiary of Parent from time to time party hereto, the “Guarantors”, and together with the Borrower, the “Loan Parties”), PRAESIDIAN CAPITAL OPPORTUNITY FUND III, LP, a Delaware limited partnership (“Fund III”), PRAESIDIAN CAPITAL OPPORTUNITY FUND III-A, LP, a Delaware limited partnership (“Fund III-A”), UNITED INSURANCE COMPANY OF AMERICA, an Illinois corporation (“United” and together with Fund III, Fund III-A and each of their respective successors and permitted assigns, each a “Lender”, and collectively, the “Lenders”), and Fund III as agent for the Lenders (in such capacity, the “Agent”).

WITNESSETH:

WHEREAS, certain of the Loan Parties, Fund III, Fund III-A, Plexus Fund II, L.P., a Delaware limited partnership (“Plexus” and together with Fund III and Fund III-A and each of their respective successors and assigns, each an “Original Lender” and collectively, the “Original Lenders”), and the Agent entered into a Securities Purchase Agreement and Security Agreement, dated as of October 29, 2012 (as amended or otherwise modified prior to December 31, 2013, the “Original Securities Purchase Agreement”) pursuant to which (i)(A) the Borrower issued to the Original Lenders Senior Notes in the initial aggregate principal amount of $6,500,000 bearing interest at 10% per annum (“Series A Notes”) and Senior Notes in the initial aggregate principal amount of $10,000,000 bearing interest at 11.5% per annum (“Series B Notes”) and (B) in connection with the Series A Notes, Parent issued to the Original Lenders Warrants (“Original Warrants”) to purchase 5.0% of the equity interests of Parent, calculated on a fully-diluted basis, as of the October 29, 2012, and (ii) the Borrower issued to the Original Lenders Senior Notes in the initial aggregate principal amount of $500,000 bearing interest at 11.15% per annum (the “Series C Notes”);

1

WHEREAS, certain of the Loan Parties, the Warrant Shareholders and the Agent entered into an Amended and Restated Securities Purchase Agreement and Security Agreement, dated as of December 31, 2013 (as heretofore amended or otherwise modified, the “12/31/13 A&R Securities Purchase Agreement”) pursuant to which the Original Securities Purchase Agreement was amended and restated to, among other things (i) provide for the issuance by Borrower to the Warrant Shareholders (other than Plexus II) of Senior Notes in the initial aggregate principal amount of $25,000,000 bearing interest at 11.15% per annum (“Series D Notes”), (ii) provide for the issuance by Parent to such Warrant Shareholders, in connection with their purchase of the Series D Notes, of warrants (“New Warrants”) to purchase 4.25% of the equity interests of Parent, calculated on a fully-diluted basis, as of December 31, 2013, (iii) change the interest rate of the Series A Notes and the Series B Notes to 11.15% per annum, and (iv) extend the maturity date of the Series A Notes, Series B Notes and Series C Notes;

WHEREAS, certain of the Loan Parties, the Warrant Shareholders and the Agent entered into a Second Amended and Restated Securities Purchase Agreement and Security Agreement, dated as of October 31, 2014 (as heretofore amended or otherwise modified, the “10/31/14 A&R Securities Purchase Agreement”) pursuant to which the 12/31/13 A&R Securities Purchase Agreement was amended and restated to, among other things (i) provide for the issuance by Borrower to the Warrant Shareholders of Senior Notes in the initial aggregate principal amount of $5,000,000 bearing interest at 11.15% per annum (“Series E Notes”), (ii) extend the maturity date of the Series A Notes, Series B Notes, Series C Notes and Series D Notes, and (iii) add PingTone as a Guarantor and Loan Party hereunder;

WHEREAS, certain of the Loan Parties, the Lenders and the Agent entered into a Third Amended and Restated Securities Purchase Agreement and Security Agreement, dated as of August 28, 2015 (as heretofore amended or otherwise modified, the “8/28/15 A&R Securities Purchase Agreement”) pursuant to which the 10/31/14 A&R Securities Purchase Agreement was amended and restated to, among other things (i) provide for the issuance by Borrower of Senior Notes in the initial aggregate principal amount of $9,000,000 bearing interest at 10.8% per annum (“Series F Notes”), (ii) prepay the Obligations (as defined in the 10/31/14 A&R Securities Purchase Agreement) owing to Plexus, Plexus Fund III, L.P., a Delaware limited partnership (“Plexus III”), Plexus Fund QP III, L.P., a Delaware limited partnership (“Plexus QP III” and together with Plexus and Plexus III, the “Plexus Lenders”) (such repayment, the “Plexus Payoff”), (iii) extend the maturity date of the Series A Notes, Series B Notes, Series C Notes, Series D Notes and Series E Notes, and (iv) change the interest rate of the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes and the Series E Notes to 10.8% per annum; and

WHEREAS, certain of the Loan Parties, the Lenders and Agent parties entered into a Fourth Amended and Restated Securities Purchase Agreement and Security Agreement, dated as of December 8, 2015 (as heretofore amended or otherwise modified, the “12/8/15 A&R Securities Purchase Agreement” and together with the Original Securities Purchase Agreement, the 12/31/13 A&R Securities Purchase Agreement, the 10/31/14 A&R Securities Purchase Agreement, and the 8/28/15 A&R Securities Purchase Agreement collectively, the “Prior Securities Purchase Agreements”) pursuant to which the 8/28/15 A&R Securities Purchase Agreement was amended and restated to, among other things permit the Target Transactions (as defined in the 8/28/15 A&R Securities Purchase Agreement) and add the Initial Fidelity Entities (as defined in the 8/28/15 A&R Securities Purchase Agreement) as Guarantors and Loan Parties hereunder.

2

WHEREAS, in connection with the intended acquisition of Apptix, Inc., a Florida corporation, the Loan Parties have determined to replace the First Lien Credit Agreement with a Credit Agreement with East West Bank and the other lenders named therein, and the Loan Parties have requested that the Lenders amend and restate the 12/8/15 A&R Securities Purchase Agreement and the Lenders are willing to do so on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend and restate the 12/8/15 A&R Securities Purchase Agreement and the 12/8/15 A&R Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

SECTION 1

DEFINITIONS AND ACCOUNTING TERMS

1.01         Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accountant” means EisnerAmper LLP or another independent certified public accountant selected by Borrower and reasonably acceptable to Agent.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line of business or any division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Equity Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

“Adjusted EBITDA” means for any period, the sum of (a) Earnings Before Interest and Taxes of any Person on a Consolidated Basis for such period, plus to the extent deducted in the determination of net income (or loss) for such period (b) depreciation expenses of such Person on a Consolidated Basis for such period plus (c) amortization expenses of such Person on a Consolidated Basis for such period, plus (d) cash charges relating to the Target Transactions in an amount not to exceed $1,600,000 in the aggregate and incurred prior to May 15, 2017.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Parent or any of its Subsidiaries) at Law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Borrower, threatened against or affecting Parent or any of its Subsidiaries or any property of Parent or any of its Subsidiaries.

“Advisory Fee” means such amounts as are payable pursuant to the Investment Management Agreement.

3

“Affiliate” means, with respect to any Person, any other Person (a) directly or indirectly controlling, controlled by, or under common control with, such Person, (b) directly or indirectly owning or holding five percent (5%) or more of any Equity Security in such Person, or (c) five percent (5%) or more of whose voting stock or other Equity Security is directly or indirectly owned or held by such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and under “common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” shall have the meaning set forth in the first paragraph of this Agreement, and shall include its successors and assigns.

“Agreement” shall mean this Fifth Amended and Restated Securities Purchase Agreement and Security Agreement, including the exhibits and schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

“Amendment Fee” shall mean $25,000.

“Anti-Corruption Laws” means all Laws of any Governmental Authority applicable to any Loan Party, any of its Subsidiaries, Agent or any Lender, Issuing Bank or Participant concerning or relating to bribery or corruption; provided that, in the case of any non-U.S. Participant, any Governmental Authority applicable solely to one or more Participants shall only be included within the scope of the definition of “Anti-Corruption Laws” if Borrower has received written notice from Agent, any Lender or any Participant of such Governmental Authority being applicable to a Participant.

“Anti-Terrorism Laws” means all Laws of any Governmental Authority applicable to any Loan Party, any of its Subsidiaries, Agent or any Lender, Issuing Bank or Participant concerning or relating to bribery or corruption concerning or relating to anti-terrorism, terrorism financing, money laundering or “know your customer”; provided that, in the case of any non-U.S. Participant, any Governmental Authority applicable solely to one or more Participants shall only be included within the scope of the definition of “Anti-Terrorism Laws” if Borrower has received written notice from Agent, any Lender or any Participant of such Governmental Authority being applicable to a Participant.

“Attorney Costs” means and includes all reasonable, out-of-pocket attorneys’ and other fees and disbursements of any law firm or other external counsel and the allocated costs of internal legal services and all disbursements of internal counsel.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

“Board of Directors” means the board of directors of any corporation, board of managers of any limited liability company or other similar governing body of any other Person.

“Board of Governors” means the Board of Governors the United States Federal Reserve System.

4

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Business” means the businesses engaged in by the Loan Parties and their Subsidiaries as of the Closing Date, including providing integrated cloud solutions, cloud voice, cloud connectivity, cloud infrastructure, cloud computing, and managed cloud-based applications to businesses of all sizes; voice over IP based voice services to carriers; provided that, concurrent with the consummation of the Acquisition of the Target Company and thereafter, the definition of “Business” shall be deemed to include the businesses engaged in by the Target Company as of the Closing Date.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York or the State of California or is a day on which banking institutions located in either state are authorized or required by Law or other governmental action to close.

“CALEA” means the Communications Assistance for Law Enforcement Act, codified at 47 U.S.C. §1001, et. seq., as amended.

“Capital Expenditures” means expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one (1) year, including the total principal portion of Capital Lease Obligations, which, in accordance with GAAP, would be classified as capital expenditures and all other expenditures made or liabilities incurred for intangible assets, which are capitalized.

“Capital Lease Obligations” means any Indebtedness of the Loan Parties represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capital Leases” means any and all leases under which certain obligations are required to be capitalized on the books of a lessee in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (b) commercial paper maturing no more than two hundred seventy (270) days from the date issued and, at the time of acquisition, having a rating of at least A-1 from S&P, or at least P-1 from Moody’s; (c) certificates of deposit or bankers’ acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the Laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of the Loan Parties’ and their respective Subsidiaries’ deposits at such institution; and (e) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of the Loan Parties’ and their respective Subsidiaries’ deposits at such institution. Notwithstanding the foregoing, unless otherwise consented to in writing by Agent, Cash Equivalents will not include and each Loan Party will be prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including any corporate or municipal bond with a long-term nominal maturity for which the interest rate is reset through a Dutch auction and more commonly referred to as an auction rate security.

5

“CFC” means a “controlled foreign corporation” (as that term is defined in the Code).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law; (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority.

Change of Control” means (a) Parent ceasing to (i) own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Equity Securities of Borrower, or (ii) control, by contract, ownership or otherwise, that percentage of the outstanding voting Equity Securities of Borrower necessary at all times to elect a majority of the Board of Directors of Borrower and to direct the management policies and decisions of Borrower, (b) any merger, consolidation or sale of all or substantially all of the property or assets of any Loan Party or Subsidiary of any Loan Party, other than as permitted by Section 7.01(a), (c) the occurrence of any “Change of Control” (or similar term) under (and as defined in) (i) any Subordinated Debt Document or (ii) any Contractual Obligation regarding Indebtedness which has not been subordinated to the Obligations on terms and conditions reasonably acceptable to the Administrative Agent, (d) both (i) Matthew Rosen ceasing to be the Chief Executive Officer of Parent for any reason unless a successor, reasonably acceptable to Administrative Agent, is appointed within four (4) months thereof, and (ii) Marvin Rosen ceasing to be the Chairman of the Board of Directors of Parent for any reason unless a successor, reasonably acceptable to Administrative Agent, is appointed within four (4) months thereof, or (e) the direct or indirect acquisition after the Closing Date by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act, but excluding any employee benefit plan of Parent or its Subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of (i) beneficial ownership of the issued and outstanding shares of voting stock or similar equity interest of Parent, the result of which acquisition is that such Person or group possesses in excess of 50% of the combined voting power of all then-issued and outstanding voting stock of Parent, or (ii) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the Board of Parent.  For purposes of this definition “control” means the power to direct or cause the direction of management and policies of a Person, whether by contract or otherwise.

“Closing Date” means November 14, 2016.

6

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

“Collateral” means and include all personal property and fixtures, whether now owned or hereafter created or acquired, and wherever located, and consisting of (capitalized terms used in this definition shall have the meaning set forth in the UCC):

(a)          all Accounts;

(b)          all Equipment (other than motor vehicles);

(c)          all General Intangibles;

(d)          all Inventory;

(e)          all Investment Property;

(f)          all Deposit Accounts, Commodities Accounts and Securities Accounts;

(g)          all Instruments;

(h)          all Chattel Paper and Electronic Chattel Paper;

(i)          all Letter of Credit Rights;

(j)          all Documents;

(k)          all Commercial Tort Claims;

(l)          all Goods;

(m)          all Software; and

(n)          all right, title and interest in and to, whether now owned or hereafter acquired and wherever located, (i) its respective goods and other property including all merchandise returned or rejected by Customers, relating to or securing any of the Accounts; (ii) all rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all other rights and interests, including warranty claims, relating to any goods; (iv) if and when obtained, all guarantees from and all real and personal property of third parties in which such Person has been granted a lien or security interest as security for the payment or enforcement of Accounts; and (v) all documents, instruments, and agreements supporting the foregoing or delivered in connection therewith;

(o)          all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned or in which it has an interest), computer programs, tapes, disks and documents relating to any other property constituting part of the Collateral; and

7

(p)          all proceeds and products of the foregoing in whatever form, including: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

Notwithstanding the foregoing, none of the following items will be included within the Collateral: (a) assets if the granting of a security interest in such asset would: (I) be prohibited by Applicable Laws (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition), or (II) be prohibited by contract (except to the extent such prohibition is overridden by UCC Section 9-408) so long as such negative pledge is otherwise permitted under clause (c) hereof, (b) any property and assets, the pledge of which would require a Consent from a Governmental Authority, unless and until such Consent shall have been obtained or waived, and (c) assets in circumstances where the Lenders and the Borrower agree in writing that the cost, burden or consequence (including adverse tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the practical benefit afforded thereby, it being understood that neither the Borrower nor any Subsidiary thereof shall be required to provide any guarantee, pledge or asset support arrangement that, in the reasonable judgment of the Borrower, would subject the Borrower to any adverse tax consequence due to the application of Section 956 of the Code.

“Collateral Access Agreement” means an agreement reasonably satisfactory to Administrative Agent, which is executed in favor of Administrative Agent by a Person who owns or occupies the premises at which any Collateral may be located from time to time and by which such Person shall waive any Lien that such Person may ever have with respect to any of the Collateral and shall authorize Administrative Agent from time to time to enter upon the premises to inspect or remove the Collateral from such premises or to use such premises to store or dispose of such Collateral.

“Commodities Account” has the meaning specified in the UCC.

“Commodity Exchange Act” means the United States Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended and in effect from time to time, and any successor statute.

“Communications Law” means (a) the Communications Act of 1934, as amended, and any similar or successor federal statute, (b) the rules and regulations of the FCC promulgated under Title 47 of the U.S. Code of Federal Regulations, as may be amended or supplemented from time to time and decisions, policies, reports and orders issued pursuant to the adoption of such rules and regulations, (c) CALEA, (d) such other Laws of the United States codified or otherwise included in Title 47 of the U.S. Code as may be applicable to the conduct of the Business of the Loan Parties, (e) any other Law of any Governmental Authority with jurisdiction over telecommunications-related matters as may be applicable to the conduct of the Business of the Loan Parties or their Subsidiaries, including all Laws administered by any PUC with jurisdiction of any Loan Party or any of its Subsidiaries and (f) the terms and conditions of any License granted or issued to any Loan Party or any of its Subsidiaries.

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“Compliance Certificate” means a certificate substantially in the form of Exhibit A, properly completed and signed by a Senior Officer of Borrower.

“Consents” means all filings with and all Licenses, consents, approvals, authorizations, qualifications, waivers and orders of Governmental Authorities and other third parties, domestic or foreign, necessary to carry on each Loan Party’s or Subsidiary’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, any of the other Loan Documents or any of the Target Acquisition Documents, including any Consents required under all applicable federal, state or other applicable Law.

“Consolidated Basis” means, with respect to the financial statements or other financial information of a Person, the accounts and other items of such Person and its Subsidiaries on a consolidated basis in accordance with GAAP applied on a basis consistent with prior practices.

“Consolidating Basis” means, with respect to the financial statements or other financial information of a Person, the accounts and other items of such Person and its Subsidiaries on a consolidating basis in accordance with GAAP applied on a basis consistent with prior practices.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person’s property is bound.

“Control Agreement” means a four-party deposit account, securities account or commodities account control agreement by and among the applicable Loan Party, Agent, First Lien Agent and the depository, securities intermediary or commodities intermediary and, in the case of a four-party deposit account, securities account or commodities account control agreement, each in form and substance reasonably satisfactory in all respects to Agent and, in any event, providing to First Lien Agent “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC, as applicable.

“Corporate Allocation Payments” means intercompany payments made to Parent for allocation of expenses actually incurred related to management support, professional services incurred, rent or utilities as set forth in the projections provided to the Lenders in accordance with Section 6.01(g) and pursuant to rates which are available to any Lender upon request and are reasonable and customary.

“Cost of Money” shall have the meaning defined in and shall be calculated as provided in the SBA Regulations.

“Debt Payments” means and includes for any period, (a) the aggregate of scheduled principal payments of all Senior Indebtedness and Subordinated Debt made or to be made by the Borrower and its Subsidiaries during such period (or reductions in commitments on lines of credit to the extent such reductions caused the repayment of principal amounts then outstanding under such lines of credit), plus (b) all interest expense actually paid on the Senior Indebtedness and Subordinated Debt during such period, plus (c) all fees, commissions and charges with respect to the Senior Indebtedness and Subordinated Debt paid during such period.

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“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

“Default” means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition, act or event were not cured or removed within any applicable grace or cure period.

“Deposit Account” has the meaning specified in the UCC.

“Designated Deposit Account” means, collectively, (i) a Deposit Account maintained by Parent with EWB designated as such in writing by Parent and First Lien Agent, (ii) a Deposit Account maintained by Borrower with EWB designated as such in writing by Parent and First Lien Agent, and (iii) a Deposit Account maintained by NBS with EWB designated as such in writing by Parent and First Lien Agent.

“Disposition” or “Dispose” means the conveyance, sale, transfer, lease or sub-lease (as lessor or sub-lessor), exchange or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of Borrower or any other Loan Party that is organized under the Laws of the United States of America, any state or territory thereof, or the District of Columbia and is not a direct or indirect Subsidiary of a Foreign Subsidiary.

“Earnings Before Interest and Taxes” means for any period the sum of (a) net income (or loss) of any Person on a Consolidated Basis for such period, plus (b) to the extent deducted in the determination of net income (or loss) for such period, (i) all interest expense of such Person on a Consolidated Basis for such period, including interest expense resulting from original issue discount and other amortization of debt discount as determined in accordance with GAAP, plus (ii) all charges against income of such Person on a Consolidated Basis for such period for federal, state and local income taxes, plus (iii) any non-cash expense of such Person on a Consolidated Basis associated with ASC Topic 350, ASC Topic 360, ASC Topic 480 or ASC Topic 815, plus (iv) any non-cash expenses of such Person on a Consolidated Basis associated with stock options, warrants or stock grants of such Person and its Subsidiaries, plus (v) any non-cash expenses incurred in connection with the early extinguishment of Indebtedness of such Person or its Subsidiaries, plus (vi) any other unusual or one-time items which are mutually agreed upon by the Agent and Borrower. In addition, the calculation of Earnings Before Interest and Taxes for any period shall be adjusted to exclude (1) any aggregate net gain or loss arising from any permitted sale, conversion, exchange or other disposition of capital assets made during such period, including (A) all non-current assets, and (B) without duplication, the following assets, whether or not current: fixed assets, whether tangible or intangible, inventory sold in connection with the disposition of fixed assets and all Equity Securities and other securities, (2) any net gain from the collection during such period of any proceeds of life insurance policies, (3) any gain or loss (or other impact to the financial statements) arising from the repurchase during such period of Equity Securities and (4) any non-cash income or expense realized during such period relating to any Swap Contract.

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“East West Subordination Agreement” means that certain Subordination Agreement in substantially the form of Exhibit B-1, dated as of the Closing Date, by and among Borrower, the other Loan Parties, Agent and the First Lien Agent.

“Environment” means the natural and man-made environment including all or any of the following media, namely air, water and land (including air within buildings and other natural or man-made structures above or below the ground) and any living organisms (including man) or systems supported by those media.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), whether pending or threatened in writing, by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the Environment.

“Environmental Laws” means all Laws and Consents relating to public health and safety and protection of the Environment, threatened or endangered species, preservation or reclamation of natural resources, Releases or to health and safety matters

“Equity Security” or “Equity Securities” of any Person means (a) all common stock or shares, preferred stock or shares, participations in the stock or shares of such Person, partnership interests, membership interests or other ownership or equity interests in such Person (regardless of how designated and whether voting or nonvoting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor federal statute.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower such that such trade or business, together with Borrower, is treated as a single employer within the meaning of Section 414 of the Code).

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“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in critical status (as defined in ERISA Section 305(b)(2)) or is in endangered status (as defined in ERISA Section 305(b)(1)); (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC under Section 4042 of ERISA to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) an event or condition that results or could reasonably be expected to result in the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, to Borrower or any ERISA Affiliate; (g) with respect to any Pension Plan, the failure to satisfy the minimum funding standards under Section 412 and Sections 430 through 432 of the Code and Section 302 and Sections 303 through 305 of ERISA (whether or not waived); (h) with respect to any Pension Plan, the occurrence of any event that would result in the imposition of any limitation under Section 436 of the Code or Section 206(g) of ERISA; or (i) a prohibited transaction with respect to a Plan (other than a Multiemployer Plan) that could subject Borrower or any ERISA Affiliate to any material liability under Section 4975 of the Code or Section 406 of ERISA.

“Event of Default” means any of the events specified in Section 8.01.

“EWB” means East West Bank.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal statute.

“Excluded Taxes” has the meaning specified in Section 13.01(a).

“FATCA” means collectively, Section 1471 through Section 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law implementing an intergovernmental agreement with respect to the foregoing entered into between a Governmental Authority of the United States of America and a Governmental Authority of the jurisdiction in which the applicable Recipient is resident.

“FCC” means the Federal Communications Commission and any successor or substitute Governmental Authority performing functions similar to those performed by the Federal Communications Commission on the date hereof.

“FCC License” means any License granted or issued by the FCC.

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“First Lien Agent” means East West Bank, in its capacity as Administrative Agent under, and as defined in, the First Lien Credit Agreement.

“First Lien Credit Agreement” means that certain Credit Agreement, dated as of the Closing Date, by and among Borrower, the First Lien Agent and the lenders from time to time party thereto.

“First Lien Credit Documents” means the “Senior Documents” as such term is defined in the Subordination Agreement.

“First Lien Indebtedness” has the meaning given to the term “Senior Debt” in the Subordination Agreement.

“First Lien Threshold Amount” means the “Threshold Amount” as defined in the First Lien Credit Agreement.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, such Lien is prior to all other Liens on such Collateral, subject to any Permitted Lien which is prior as a matter of Law and subject to any Liens on such Collateral in favor of First Lien Agent.

“First Tier Foreign Subsidiary” means, at any date of determination, each foreign Subsidiary in which Borrower or any of its Domestic Subsidiaries owns directly more than fifty percent (50%), in the aggregate, of the Equity Securities of such Subsidiary.

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period, for the Borrower on a Consolidated Basis, the ratio of (a) Adjusted EBITDA of Borrower on a consolidated basis for such period, less Capital Expenditures of the Borrower on a Consolidated Basis during such period which are not funded by borrowed money (but excluding from “borrowed money” proceeds of Revolving Loans), less all taxes (whether federal, local, state, income or otherwise) actually paid by the Borrower on a Consolidated Basis during such period to (b) Fixed Charges; provided that for the four fiscal quarter period ending December 31, 2016, the Fixed Charges will be the Fixed Charges for such fiscal quarter multiplied by four (4), for the four (4) fiscal quarter period ending March 31, 2017, the Fixed Charges will be the Fixed Charges for the two (2) fiscal quarter period ending on such date multiplied by two (2), for the four (4) fiscal quarter period ending June 30, 2017, the Fixed Charges will be the Fixed Charges for the three (3) fiscal quarter period ending on such date multiplied by one and one third (1.3).

“Fixed Charges” means the sum of (a) Debt Payments and (b) all payments made pursuant to, or in respect of, the Seller Specified Obligations , in each case made or scheduled to be made by the Borrower on a Consolidated Basis during such period, plus (c) payments made by the Borrower on a Consolidated Basis during such fiscal period on account of Capital Lease Obligations.

“Foreign Lender” means any Lender that is not a United States Person as defined in Section 7701(a)(30) of the Code.

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“Foreign Subsidiary” means any (a) Subsidiary that is (i) treated as a corporation for U.S. federal income tax purposes and (ii) is not a United States persons for U.S. federal income tax purposes; and (b) Foreign Subsidiary HoldCo.

“Foreign Subsidiary HoldCo” means any Domestic Subsidiary all or substantially all of whose assets consist of Equity Securities in or indebtedness of one or more Subsidiaries that (a) is treated as a corporation for U.S. federal income tax purposes and (b) is not United States persons for U.S. federal income tax purposes.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means (a) any international, foreign, federal, state, provincial, territorial, municipal, local, national or other government, governmental or quasi-governmental department, commission, board, bureau, court, agency, taxing authority, regulatory body or authority (including a national securities exchange), central bank, public body or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any government, court, regulation or compliance, in each case whether associated with a state or territory of the United States, the United States or any other foreign entity or government and (b) any corporation or other entity owned or controlled, through stock or capital ownership or otherwise by any of the foregoing.

“Governmental Authorizations” means any permit, license, certificate, authorization, plan, directive, consent, consent order or consent decree of or from any Governmental Authority, including the Licenses.

“Guarantor” means Parent and each Domestic Subsidiary of Parent in existence on the date hereof and designated as a Guarantor in the introductory paragraph of this Agreement and each other Subsidiary that may from time to time become a Guarantor hereafter pursuant to the terms of Section 6.18.

“Guaranty Obligation” means, as to any Person, any (a) guaranty by such Person of Indebtedness of, or other obligation payable or performable by, any other Person; or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by such Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any “keep-well” or other arrangement of whatever nature, in each such case, given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term “Guaranty Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

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“Hazardous Materials” means any chemical, pollutant, contaminant, pesticide, petroleum or petroleum product or byproduct, radioactive substance, solid waste (hazardous or extremely hazardous), special, dangerous or toxic waste, hazardous or toxic substance, chemical or material regulated, listed, referred to, limited or prohibited under any Environmental Law, including without limitation those which could pose a hazard to the Environment, or the health or safety of any Person or materially impair the use or value of any portion of any real property owned or leased by any of the Loan Parties or any of their Subsidiaries.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedging Obligation” shall have the meaning given to such term in the First Lien Credit Agreement, as in effect on the date hereof.

“Hedging Transaction” shall have the meaning given to such term in the First Lien Credit Agreement, as in effect on the date hereof.

“Indebtedness” means, as to any Person at any date of determination, the following items:

(a)          all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(b)          any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial letter of credit), banker’s acceptances, bank guaranties, surety bonds and similar instruments;

(c)          whether or not so included as liabilities in accordance with GAAP but excluding any portion thereof which would be accounted for as interest under GAAP, net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to- market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

(d)          whether or not so included as liabilities in accordance with GAAP and whether with or without recourse, all obligations of such Person to pay the deferred purchase price of property or services, and all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), provided that, this clause (d) shall not include the Seller Specified Obligations;

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(e)          the aggregate amount of all Capital Lease Obligations of such Person;

(f)          the principal component or liquidation preference of all Equity Securities of such Person and which by the terms thereof could at any time prior to the Maturity Date (at the request of the holders thereof or otherwise) be subject to mandatory sinking fund payments, mandatory redemption or other acceleration;

(g)          all Guaranty Obligations of such Person in respect of any of the foregoing obligations of any other Person; and

(h)          all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e.. take-or-pay and similar obligations;

provided that for all purposes of this Agreement, Indebtedness shall exclude (i) trade and other accounts payable incurred in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than ninety (90) days (unless contested in good faith by Borrower or any Subsidiary), (ii) deferred Taxes, and (iii) accrued interest and expenses, except to the extent capitalized.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (to the extent the joint venture is a legal entity where the venture members have pass-through liability for all of the debts of the joint venture) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (subject to customary recourse exceptions acceptable to Agent).

“Indemnified Taxes” means Taxes other than Excluded Taxes or Other Taxes.

“Intellectual Property” means (a) all inventions and discoveries (whether patentable or not patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, industrial designs, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (b) all trademarks, service marks, domain names, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith; (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (d) all broadcast rights; (e) all mask works, designs, industrial designs, and all applications, registrations and renewals in connection therewith; (f) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions and manufacturing and production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (g) all computer software (including data and related documentation); (h) all other proprietary rights; (i) all copies and tangible embodiments thereof (in whatever form or medium); and (j) any rights or licenses to or from a third party in connection therewith.

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“Intellectual Property Security Agreement” means that certain Amended and Restated Intellectual Property Security Agreement, dated as of the Closing Date, in substantially the form of Exhibit F, entered into by Borrower, each Subsidiary of Borrower from time to time party thereto, and Agent (for the benefit of the Lenders), securing the Obligations of Borrower (and, as the case may be, the obligations of each Subsidiary of Borrower), as the same may from time to time be amended, modified or supplemented.

“Interest” shall have the meaning assigned to that term in Section 2.05.

“Interest Payment Date” shall have the meaning assigned to that term in Section 2.05(a).

“Interest Rate” shall have the meaning assigned to that term in Section 2.05.

“Investment” means, as to any Person, any investment by such Person, whether by means of the purchase or other acquisition of the Equity Securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Management Agreement” means the Investment Management Agreement dated the Closing Date between First Lien Agent and an Affiliate of Agent.

“IRS” means the United States Internal Revenue Service.

“Issuer” has the meaning specified in Section 8.01(o).

“Joinder Agreement” means that certain Joinder Agreement, in substantially the form of Exhibit E, entered into by Borrower, the existing Guarantors, each other Subsidiary of a Loan Party that may from time to time be required to become a Guarantor hereafter pursuant to Section 6.18, and Agent (for the benefit of the Lenders).

“Law” or “Laws” means all international, foreign, federal, state, provincial, territorial, municipal, local, national or other governmental or quasi-governmental statutes, treaties, rules, guidelines, regulations, ordinances, codes, orders, injunctions, writs, decrees, bonds, judgments, administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations, approvals and permits of, and settlements and other agreements with, any Governmental Authority, in each case whether or not having the force of Law.

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“Lender” and “Lenders” means each person identified as a “Lender” on the signature pages hereto, together with their respective successors and assigns as permitted by this Agreement.

“License” means license, permit, consent, certificate, franchise, approval, waiver, registration or authorization related to the Business granted or issued by the FCC, any applicable PUC or other Governmental Authority with jurisdiction over telecommunications related matters.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement (including in the nature of, cash collateral accounts or security interests), encumbrance, lien (statutory or other), claim, fixed or floating charge, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable Laws of any jurisdiction), including the interest of a purchaser of a material portion of a seller’s accounts receivable.

“Liquidity” means, as of the date of determination, the result of (a) aggregate available “Revolving Loan Commitments” (as defined in the First Lien Credit Agreement), provided that, as of such date of determination, each of the conditions precedent in Section 4.02 of the First Lien Credit Agreement are satisfied, plus (b) the unrestricted cash and Cash Equivalents on deposit in or held in all Deposit Accounts and Securities Accounts of any Loan Party on such date of determination.

“Loan(s)” means an extension of credit by a Lender to Borrower as described in Section 2 hereof.

“Loan Documents” means this Agreement, each Note, each Security Document, each Subordination Agreement, any Joinder Agreement, each Collateral Access Agreement, the Perfection Certificate, and each certificate, fee letter, and other instrument, document or agreement from time to time executed by Borrower or any of its Subsidiaries or any Senior Officer and delivered in connection with this Agreement.

“Loan Party” means any of the Borrower, Parent and each other Guarantor and “Loan Parties” means, collectively, Borrower, Parent and each other Guarantor.

“Loan Year” means each period of twelve consecutive months beginning on the Closing Date and each anniversary thereof.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the assets, properties, operations, business, condition (financial or otherwise), or prospects of the Business, any Loan Party or any of its Subsidiaries, or (b) a material impairment of the ability of any Loan Party to perform its Obligations under any Loan Document to which it is a party, or (c) a material adverse effect upon the legality, validity, binding effect, or enforceability against each Loan Party of any Loan Document to which it is a party.

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“Material Contract” means each contract, agreement, commitment and other Contractual Obligations of any Loan Party or any of their Subsidiaries, whether written or oral, other than (a) the Loan Documents, (b) purchase orders in the ordinary course of business, and (c) any other contract, agreement, commitment and other Contractual Obligation of any Loan Party or any of Subsidiary that (i) does not extend beyond one (1) year, (ii) does not involve the receipt or payment of not more than $500,000 and (iii) the loss of which could not reasonable be expected to have a Material Adverse Effect.

“Maturity Date” means May 12, 2022.

“McCrosson Agreement” means the Agreement, to be dated on or about November 18, 2016, among NBS, Solutions Express Ltd. and Technology Opportunities Group Ltd in form and substance consistent with the draft of the Agreement delivered to Agent on or about November 1, 2016 with only such modifications as could not reasonably be expected to be adverse to the interests of the Lenders in any material respect.

“Moody’s” means Moody’s Investor Services, Inc.

“Multiemployer Plan” means any Plan of the type described in Section 4001(a)(3) of ERISA.

“NBS” means Network Billing Systems, L.L.C., a New Jersey limited liability company.

“New Mortgage” has the meaning specified in Section 6.14.

“Note Register” has the meaning specified in Section 13.17(b).

“Notes” means the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes and the Series F Notes, each as defined in the recitals to this Agreement.

“Obligations” means, with respect to each Loan Party, any and all loans (including the loans evidenced by the Notes), advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lenders, or to any other direct or indirect subsidiary or affiliate of Lenders of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) arising under this Agreement and the other Loan Documents, absolute or contingent, joint or several, due or to become due, contractual or tortious, liquidated or unliquidated, now existing or hereafter arising, including under any amendments, extensions, renewals or increases and all costs and expenses of Lenders incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including attorneys’ fees and expenses owing under this Agreement and the other Loan Documents, and all obligations of Borrower to Lenders to perform acts or refrain from taking any action.

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“Opus Credit Agreement” means the Amended and Restated Credit Agreement, dated as of December 8, 2015 pursuant to which Opus Bank and certain other lenders therein named extended a senior secured credit facility to Borrower in the original principal amount of $40,000,000.

“Ordinary Course Dispositions” means:

(a)          Dispositions of inventory in the ordinary course of business;

(b)          Dispositions of damaged, obsolete, surplus or worn out property in the ordinary course of business;

(c)          Dispositions among the Loan Parties (other than the Parent); and

(d)          Dispositions of real property interests in the form of subleases in the ordinary course of business.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of organization or formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership or joint venture agreement and any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the jurisdiction of its formation, in each case as amended from time to time.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution or delivery of this Agreement or any other Loan Document.

“Parent” means Fusion Telecommunications International, Inc., a Delaware corporation.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

“Pension Plan” means any Plan (other than a Multiemployer Plan) that is subject to Title IV of ERISA or the minimum funding requirements under Section 412 of the Code, and that Borrower or any ERISA Affiliate sponsors, maintains, contributes or has an obligation to contribute to or has sponsored, maintained, contributed or had an obligation to contribute to within the last five (5) years, or with respect to which Borrower or any ERISA Affiliate has any obligation or liability.

“Perfection Certificate” means that certain Perfection and Diligence Certificate, dated as of the Closing Date, executed by the Loan Parties, and in substantially the form of Exhibit C-1 or that certain annual Perfection and Diligence Certificate delivered from time to time pursuant to Section 6.01(j) in substantially the form of Exhibit C-2.

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“Permitted Liens” means:

(a)          Subject to the provisions of the East West Subordination Agreement, Liens in favor of Agent, for the benefit of itself and the Lenders, pursuant to any Loan Document;

(b)          Liens for Taxes, assessments or other governmental charges not delinquent or being Properly Contested;

(c)          deposits or pledges to secure obligations under worker’s compensation, social security or similar Laws, or under unemployment insurance;

(d)          deposits or pledges to secure bids, tenders, contracts (other than contracts for borrowed money), leases, statutory obligations, surety, litigation and appeal bonds and other obligations of like nature arising in the ordinary course of business;

(e)          Liens arising by virtue of the rendition, entry or issuance against any Loan Party or any of its Subsidiaries, or any property of any such Person, of any judgment, writ, order or decree, provided that such Liens are in existence for less than twenty (20) consecutive days after they first arise or are being Properly Contested;

(f)          carriers’, warehousemen’s, repairmen’s, landlord’s, mechanics’, workers’, materialmen’s or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being Properly Contested;

(g)          Liens placed upon equipment or real property hereafter acquired or leased to secure a portion of the purchase price or lease thereof, provided that (i) any such Lien shall not encumber any other property of the Loan Parties or their Subsidiaries and (ii) the aggregate amount of Indebtedness incurred as a result of such purchases, during any fiscal year, shall not exceed the amount provided for in Section 7.07(c);

(h)          Liens disclosed on Schedule 7.02;

(i)          non-exclusive licenses of Intellectual Property and leases or sub-leases of equipment or Real Property, in each case granted to third Persons in the ordinary course of business and which do not interfere in any material respect with the operations of the business of the Loan Parties or their Subsidiaries;

(j)          Liens in favor of the First Lien Agent pursuant to any First Lien Credit Document;

(k)          Liens on cash and Cash Equivalents securing obligations in respect of Hedging Transactions permitted under Section 7.21;

(l)          easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Person;

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(m)          attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise constituting an Event of Default hereunder) in the ordinary course of business, being Properly Contested and no item or portion of property of any Loan Party or any Subsidiary of any Loan Party is in jeopardy of being seized, levied upon or forfeited as a result thereof;

(n)          Liens arising from sub-leasehold interests; the rights of licensors of real property interests under licenses under which Borrower or a Subsidiary is the licensee, and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;

(o)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of Borrower’s and its Subsidiaries’ businesses that are promptly paid on or before the date they become due;

(p)          Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by such Loan Party in excess of those set forth by regulations promulgated by its Board, and (ii) such deposit account is not intended by any Loan Party or any Subsidiary of any Loan Party to provide collateral to the depository institution; and

(q)          purported Liens evidenced by the filing of UCC precautionary financing statements relating to operating leases entered into in the ordinary course of business, not otherwise prohibited under this Agreement and applying only to assets of the purported secured party being leased by the purported debtor.

“Person” means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, or Governmental Authority or other entity of any kind and shall include any successor (by merger or otherwise) of such entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including any Pension Plan or any Multiemployer Plan) that any Borrower or ERISA Affiliate sponsors, maintains, contributes or has an obligation to contribute to or with respect to which Borrower or any ERISA Affiliate otherwise has any obligation or liability.

“Pledge Agreement” means the Second Amended and Restated Pledge Agreement, substantially in the form of Exhibit D, by and among the Loan Parties party thereto from time to time, as Pledgors, and Agent (for the benefit of the Lenders), as Secured Party, securing the Obligations, as the same may from time to time be amended, modified or supplemented

“Prior Securities Purchase Agreements” has the meaning in the recitals to this Agreement.

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“Proceeding Party” has the meaning specified in Section 10.21.

“Properly Contested” means contested in good faith by appropriate proceedings diligently conducted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by the Loan Parties and their Subsidiaries; provided, that no such Lien shall have any effect on the priority of the Liens in favor of Agent for its benefit and for the ratable benefit of Lenders or the value of the assets on which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect.

“PUC” means any state or other local public utility commission, franchising authority, or similar regulatory agency or body that has jurisdiction over telecommunications related matters.

“PUC License” means any License granted or issued by any PUC.

“Purchase Money Indebtedness” means and includes (a) Indebtedness (other than Indebtedness under this Agreement or any other Loan Document) of any Loan Party for the payment of all or any part of the purchase price of any equipment, (b) any Indebtedness (other under this Agreement or any other Loan Document) of any Loan Party incurred at the time of or within thirty (30) days prior to or one hundred twenty (120) days after the acquisition of any equipment for the purpose of financing all or any part of the purchase price thereof (whether by means of a loan agreement, Capital Lease or otherwise), and (c) any renewals, extensions or refinancings (but not any increases in the principal amounts) thereof outstanding at the time.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater, whether intentional or unintentional.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, for which the reporting requirement has not been waived.

“Requisite Lenders” means Lenders holding greater than sixty percent (60%) of the outstanding principal amount of the Notes.

“Restricted Payment” means:

(a) any dividend or other distribution, direct or indirect (whether in cash or property), on account of any Equity Securities of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, except a dividend payable solely in shares of that class of Equity Securities to the holders of that class;

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(b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Securities of any Loan Party or any of its Subsidiaries now or hereafter outstanding, or the issuance of a notice of an intention to do any of the foregoing (or setting aside any funds for any of the foregoing purposes);

(c) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Indebtedness existing pursuant to this Agreement or the other Loan Documents, other than, as expressly permitted under the terms of the applicable Subordination Agreement or other subordination agreement to which Agent and/or Lenders are a party;

(d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any Equity Securities of any Loan Party or any of its Subsidiaries now or hereafter outstanding;

(e) any director fee paid to any member of the Board of Directors of any Loan Party who is also an employee of any Loan Party;

(f) any payments to Parent; and

(g) any payments to the sellers of the Target Company, except pursuant to the terms and conditions of the Target Acquisition Agreement, as in effect on the Closing Date.

“Rosen Shareholder Note” means the Second Amended and Restated Unsecured Promissory Note in the original principal amount of $928,081.18, dated as of the Closing Date, made by Parent in favor of Marvin Rosen, which note is subject to the Rosen Subordination Agreement.

“Rosen Subordination Agreement” means that certain Amended and Restated Intercreditor and Subordination Agreement, in substantially the form of Exhibit B-2, dated as of the Closing Date by and among Agent, Loan Parties and Marvin Rosen.

“S&P” means Standard & Poor’s Financial Services LLC, a division of The McGraw Hill Companies, Inc., and any successor thereto.

“SBA” means the United States Small Business Administration or any successor thereto.

“SBA Regulations” means the Small Business Investment Act of 1958, as amended, and the Regulations of SBA thereunder.

“SBIC” means a small business investment company that is licensed by the SBA.

“Securities” means the Notes and the Warrants issued under the Prior Securities Purchase Agreements.

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“Securities Account” has the meaning specified in the UCC.

“Security Documents” means the Intellectual Property Security Agreement, the Pledge and Security Agreement, the Control Agreements and each other security agreement executed in connection with this Agreement which recite that they secure all or a portion of the Obligations.

“Seller Specified Obligations” means, collectively, that certain Asset Purchase Agreement, dated September 30, 2015, by and between NBS and RootAxcess, LLC, (b) that certain Asset Purchase Agreement, dated as of March 25, 2016, by and between NBS and Technology for Business Corporation, and (c) that certain McCrosson Agreement.

“Senior Indebtedness” means, at any time, the aggregate Indebtedness of Borrower on a Consolidated Basis at such time, other than Indebtedness under the Loan Documents, Subordinated Debt (as defined in the First Lien Credit Agreement) or Indebtedness described in clause (c) of the definition thereof.

“Senior Leverage Ratio” means, with respect to each measuring period, the ratio of (a) Senior Indebtedness on such date to (b) Adjusted EBITDA of the Borrower on a Consolidated Basis for such measuring period, where “measuring period” means each period of four (4) consecutive fiscal quarters of the Borrower on a Consolidated Basis.

“Senior Officer” means, with respect to any Loan Party, any chief executive officer, the chief financial officer, the vice president, accounting and finance, the principal accounting officer, the chief operating officer or the treasurer of such Loan Party and any other Person reasonably designated in writing as a “Senior Officer” by a Loan Party.

“Separateness Requirements” means each of the following representations, warrants and covenants:

(a)          Except as expressly permitted by this Agreement, neither any Loan Party nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of such Loan Party or any of its Subsidiaries being ignored, or in the property and liabilities of such Loan Party or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

(b)          Borrower on the one hand, and Parent on the other, will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(c)          Neither Borrower, Parent nor or any of their respective Subsidiaries will seek or effect the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Borrower.

(d)          Borrower will not commingle the funds and other assets of Borrower with those of any Affiliate or any other Person, and will hold all of its assets in its own name. Parent will not commingle the funds and other assets of Parent with those of any Affiliate or any other Person, and will hold all of its assets in its own name.

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(e)          Borrower has and will maintain its assets in such manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person. Parent shall not cause any business opportunities of Borrower to be directed to Parent or to any Loan Party other than Borrower, or take any other action which advantages Parent or any other Loan Party, to the disadvantage of Borrower.

(f)          Borrower will not permit any Affiliate independent access to its bank accounts. Parent will not permit any Affiliate independent access to its bank accounts. No Loan Party will permit (i) any accounts receivable from, or any proceeds or payments related to or arising from, Borrower’s Business Services division, as Borrower and its Subsidiaries is conducting as of the date of this Agreement, to be billed by or paid to, or otherwise received or held by, Parent, or (ii) Parent to bill or receive payment (or possess any proceeds thereof) for any services other than for Parent’s Carrier Services division, which Parent is providing on the date of this Agreement.

(g)          Each of Borrower and Parent will pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations.

(h)          Each of Borrower and Parent will compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred.

(i)          The Organization Documents of each Loan Party (other than Parent) shall set forth the foregoing the Separateness Requirements and such other customary requirements relating to the separate nature, existence and operation of each Loan Party (other than Parent), as Agent may reasonably request from time to time.

The foregoing provisions are not intended to restrict Loan Parties from having a consolidated payroll function or a combined accounting and finance department or from using one another’s employees provided in any event that each of the Loan Parties shall maintain separate books and records with appropriate entries to account for such transactions, including an appropriate allocation of the direct cost of any employee used by more than one Loan Party.

“Solvent” means, as to any Person at any time, that (a) the fair value of the assets of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

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“Subordinated Debt” means Indebtedness subordinated to Agent and the Lenders in a manner, and pursuant to an agreement satisfactory to Agent in its sole discretion, which shall include, without limitation, all Indebtedness subject to any of the Subordination Agreements other than the East West Subordination Agreement.

“Subordinated Debt Documents” means any Contractual Obligation regarding any Subordinated Debt.

“Subordinated Debt Payment” means and includes all cash actually expended by any Loan Party or any of its Subsidiaries to make payments of principal or interest on any Subordinated Debt and of any fees, commissions or charges with respect to any Subordinated Debt.

“Subordination Agreements” means the East West Subordination Agreement and the Rosen Subordination Agreement.

“Subordination Provisions” has the meaning specified in Section 8.01(l).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Securities having ordinary voting power for the election of directors or other governing body (other than Equity Securities having such power only by reason of the happening of a contingency) are at the time beneficially owned or controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; excluding however any such entity for so long as it conducts no business, owns or leases no Licenses, owns or holds no Equity Securities of any Loan Party, has assets of less than $10,000 and has assets of less than $50,000 when aggregated with all other entities excluded from the definition of “Subsidiary” pursuant to this proviso. For purposes of this definition, “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Equity Securities, by contract or otherwise. Unless otherwise specified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Swap Contract” shall have the meaning given to such term in the First Lien Credit Agreement, as in effect on the date hereof.

“Target Acquisition Agreement” means the Stock Purchase and Sale Agreement dated as of the date hereof, by and between Borrower and Apptix ASA.

“Target Acquisition Documents” means the Target Acquisition Agreement and all other agreements, documents and instruments delivered in connection therewith to which a Loan Party is a party thereunder, including all exhibits and schedules thereto.

“Target Company” means Apptix, Inc., a Florida corporation.

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“Target Quality of Earnings Report” means that certain Apptix Inc. Due Diligence Report, dated August 5, 2016, by Citrin Cooperman.

“Target Transaction” means the acquisition by Borrower of all of the outstanding Equity Securities of the Target Company.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement return relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” has the meaning specified in Section 13.01(a).

“Threshold Amount” means $1,150,000.

“to the knowledge of” or “Knowledge” means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, (a) in the case of Borrower, known by any officer of Borrower or any other Loan Party; or, (b) in the case of any other Person other than a natural Person, known by any Senior Officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, (i) in the case of Borrower, would have been known by any officer of Borrower or any other Loan Party; or, (ii) in the case of any other Person other than a natural Person, would have been known by any Senior Officer of such Person).

“Total Leverage Ratio” means, with respect to each measuring period, the ratio of (a) the aggregate Indebtedness of Borrower on a Consolidated Basis (other than Indebtedness described in clause (c) of the definition thereof) on such date to (b) Adjusted EBITDA of Borrower on a Consolidated Basis for such measuring period, where “measuring period” means each period of four (4) consecutive fiscal quarters of Borrower on a Consolidated Basis.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of such Pension Plan’s assets, determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“UCC” has the meaning assigned to that term in Section 1.07.

“USA PATRIOT Act” means United States Public Law 107-56, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Person” has the meaning specified in Section 13.01(f).

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1.02         Certain Matters of Construction. All terms defined in this Agreement shall have the same defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein. The terms “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references herein to the time of day means the time in Pacific Time. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Requisite Lenders. Any Lien referred to in this Agreement or any of the other Loan Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Loan Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Loan Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and the other Lenders. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

1.03         Accounting Terms; Financial Statements. All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in conformance with GAAP, as consistently applied to the applicable Person. Financial statements and other information furnished after the Closing Date pursuant to this Agreement or the other Loan Documents shall be prepared in accordance with GAAP as in effect at the time of such preparation, provided, however, (a) no effect will be given to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of any Loan Party or any Subsidiary at “fair value”, as defined therein and (b) that if at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and Borrower or Agent shall so request, Agent, the Requisite Lenders and the Loan Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Loan Parties shall provide to the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

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1.04         Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

1.05         Articles, Sections, Exhibits and Schedules. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

1.06         References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall include all exhibits and schedules attached thereto and all amendments, restatements, extensions, supplements and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, extending, renewing, replacing, succeeding, supplementing or interpreting such Law.

1.07         Effect of this Agreement; Modification of Loan Documents. Upon the execution and delivery of this Agreement, the obligations and other liabilities (including interest and fees accrued to the date hereof) governed by the 8/28/15 A&R Securities Purchase Agreement (collectively, the “Original Obligations”) shall continue to be in full force and effect to the extent remaining unpaid, but shall be governed by the terms and conditions set forth in this Agreement. Each Loan Party hereby reaffirms its obligations under each Transaction Document (as defined in the 8/28/15 A&R Securities Purchase Agreement, collectively, the “Original Transaction Documents”) to which it is party, as amended, supplemented or otherwise modified by this Agreement and by the other Loan Documents delivered at the Closing. Each Loan Party further agrees that each such Original Transaction Document shall remain in full force and effect as amended as of the date hereof following the execution and delivery of this Agreement and that all references to the “Agreement” in such Original Transaction Documents shall be deemed to refer to this Agreement. The execution and delivery of this Agreement shall constitute an amendment, replacement and restatement, but not a novation or repayment, of the Original Obligations.

1.08         UCC Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “UCC”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper”, “instruments”, “general intangibles”, “payment intangibles”, “supporting obligations”, “securities”, “investment property”, “documents”, “deposit accounts”, “software”, “letter of credit rights”, “inventory”, “equipment” and “fixtures”, as and when used shall have the meanings given to such terms in Articles 8 or 9 of the UCC. To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

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1.09         Consent to Target Transaction. Upon satisfaction of the conditions precedent set forth is Section 4 hereof and the consummation of the Closing of the transactions contemplated herby, Lenders hereby consent to (i) the consummation of the Target Transaction and to Loan Parties entering into the First Lien Credit Agreement, and (ii) the amendments to the Organization Documents of the Loan Parties as provided in Section 4.01(a)(v) hereof.

SECTION 2

THE LOANS

2.01         Outstanding Notes. The Loan Parties acknowledge that Borrower has previously sold and there remains outstanding the Series A Notes, Series B Notes, Series C Notes, Series D Notes, Series E Notes and Series F Notes, except for such of the foregoing as had been issued to Plexus and its Affiliates.

2.02         Fees and Expenses. Concurrently with the execution hereof, the Borrower agrees to and shall (a) pay to, or as directed by, Agent (i) the Amendment Fee on the Closing Date and (ii) the Advisory Fee, in an amount equal to $100,000 on the Closing Date, and in an amount equal to $50,000 on the first Business Day of each of the following three consecutive months after the Closing Date and (b) reimburse, on the Closing Date, all of the Lenders’ reasonable out-of-pocket expenses (including Attorney Costs) incurred in connection with (i) the negotiation and execution and delivery of this Agreement and the other Loan Documents and the Lenders’ due diligence investigation and (ii) the transactions contemplated by this Agreement and the other Loan Documents, which payments shall be made by wire transfer of immediately available funds or Automated Clearing House (ACH) payment to an account or accounts designated by the Lenders.

2.03         Closing. The closing of the transactions contemplated by this Agreement shall take place at the closing (the “Closing”) to be held at the offices of Morrison Cohen LLP, 909 Third Avenue, New York, NY 10022 at 8:30 a.m., New York time, on the Closing Date.

2.04         Financial Accounting Positions; Tax Reporting. Each of the parties hereto agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth in the Prior Securities Purchase Agreements and herein for all financial accounting purposes, unless otherwise required by applicable GAAP or Commission rules. If any position inconsistent with the purchase price of the Securities set forth herein is taken, the covenants shall be adjusted to the extent necessary to eliminate any impact caused by such inconsistent position. Each of the parties to this Agreement agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth in the Prior Securities Purchase Agreements, and herein for all other purposes, including for all federal, state and local tax purposes, except as otherwise required by Applicable Law.

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2.05         Interest. The Borrower shall pay interest (“Interest”) (i) on the principal amount of the Notes at the rate (i) from and after August 28, 2015, of ten and eighty hundredths percent (10.8%) per annum and (ii) for periods prior to August 28, 2015, at the rates provided in the Prior Securities Purchase Agreements (the “Interest Rate”), as set forth in clause (a) below. Interest on the Notes shall accrue from and including the date of issuance through and until repayment of the principal amount of the Notes and payment of all Interest in full, and shall be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be paid as follows and all Interest accrued and unpaid through the Maturity Date shall be paid in full on the Maturity Date:

(a)          Cash Interest. Interest shall be paid monthly in arrears on the last day of each calendar month of each year or, if any such date shall not be a Business Day, on the immediately preceding Business Day to occur prior to such date (each date upon which Interest shall be so payable, an “Interest Payment Date”), beginning on October 31, 2012 with respect to the Original Notes, January 31, 2014 with respect to the Series C Notes and the Series D Notes, November 30, 2014 with respect to the Series E Notes and August 31, 2015 with respect to the Series F Notes, by wire transfer of immediately available funds or by Automated Clearing House (ACH) payment, in either case to an account at a bank designated in writing by each Lender. In the absence of any such written designation, any such Interest payment shall be deemed made on the date a check in the applicable amount payable to the order of each Lender is delivered to such Lender at its last address as reflected in the Note Register of the Borrower; if no such address appears, then to such Lender in care of the last address in such Note Register of any predecessor holder of the Notes (or its predecessor).

(b)          [Reserved].

(c)          Default Interest. Notwithstanding the foregoing provisions of this Section 2.05, but subject to Applicable Law, any overdue principal of and overdue Interest on the Notes shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional two percent (2%) per annum, and, upon and during the occurrence of an Event of Default, the Notes shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the sum of (i) the Interest Rate, and (ii) an additional two percent (2%) per annum. Subject to Applicable Law, any interest that shall accrue on overdue interest on the Notes as provided in the preceding sentence and shall not have been paid in full on or before the next Interest Payment Date to occur after the date on which the overdue interest became due and payable shall itself be deemed to be overdue interest to which the preceding sentence shall apply.

(d)          No Usurious Interest. In the event that any interest rate(s) or premiums provided for in this Section 2.05 or otherwise in this Agreement, shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by Applicable Law. Any payment by the Loan Parties of any interest amount in excess of that permitted by Applicable Law shall be considered a mistake, with the excess being applied to the principal amount of the Notes without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to the Loan Parties.

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(e)          AHYDO. Notwithstanding anything to the contrary contained in Section 2, if (1) the loans evidenced by the Notes remain outstanding after the fifth anniversary of the initial issuance thereof and (2) the aggregate amount of the accrued but unpaid interest on such loans (including any amounts treated as interest for federal income tax purposes, such as “original issue discount”) as of any Testing Date occurring after such fifth anniversary exceeds an amount equal to the Maximum Accrual, then all such accrued but unpaid interest on such loans (including any amounts treated as interest for federal income tax purposes, such as “original issue discount”) as of such time in excess of an amount equal to the Maximum Accrual shall be paid in cash by the Borrower to the holders thereof on such Testing Date, it being the intent of the parties hereto that the deductibility of interest under such loans shall not be limited or deferred by reason of Section 163(i) of the Code. For these purposes, the “Maximum Accrual” is an amount equal to the product of the issue price of such loans (as defined in Code Sections 1273(b) and 1274(a)) and their yield to maturity, and a “Testing Date” is any Interest Payment Date and the date on which any “accrual period” (within the meaning of Section 1272(a)(5) of the Code) closes. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on such loans is made.

(f)          SBA Cost of Money Limitation. The sum of (i) the Interest Rate paid by the Loan Parties to the Lenders and (ii) all other consideration paid by the Loan Parties to the Lenders pursuant to the Notes and any other provision of this Agreement that constitutes Cost of Money, shall not exceed, with respect to any Lender that is an SBIC, the ceiling for the Cost of Money that is applicable to the Notes pursuant to SBA Regulations. Any payment to a Lender that is an SBIC of default interest pursuant to Section 2.06(c), Mandatory Redemption Price or other consideration pursuant to this Agreement that results in the Cost of Money for the Notes being in excess of the applicable ceiling for the Cost of Money for the Notes shall be considered an error and shall be returned to the Loan Parties.

SECTION 3

Collateral

3.01         Security Interest in the Collateral. To secure the prompt payment and performance of the Obligations, Borrower hereby grants to Agent for its benefit and the benefit of each Lender a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. To secure the prompt payment and performance of the Guarantors’ Obligations, each Guarantor hereby grants to Agent for its benefit and the benefit of each Lender a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Loan Party shall provide Agent with written notice of all commercial tort claims promptly following its determination that it has any such claim, such notice to contain the case title (if any proceeding has been commenced thereon) together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, each Loan Party shall be deemed to hereby grant to Agent for its benefit and the benefit of each Lender a security interest and Lien in and to such commercial tort claim(s) and all proceeds thereof and execute and deliver to Agent any further agreement or document requested by Agent to further evidence the grant of a security interest in such claim.

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3.02         Perfection of Security Interest. Each Loan Party shall take all action that may be reasonably necessary or desirable, or that Agent may reasonably request, in order to maintain at all times the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent and Lenders to protect, exercise or enforce their rights hereunder and in the Collateral, including (i) immediately discharging all Liens other than Permitted Liens, (ii) obtaining Collateral Access Agreements in accordance with Section 6.16, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, and (iv) executing and/or delivering financing statements, control agreements, instruments of pledge, mortgages, notices, assignments and other documents, in each case in form and substance reasonably satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code or other Applicable Law. Each Loan Party hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements or any similar document in any applicable jurisdictions and with any filing offices as Agent may determine are necessary or advisable to perfect the security interest granted to Agent for its benefit and the benefit of each Lender herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or a description of collateral that describes such property in any other manner as Agent may determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Agent for its benefit and the benefit of each Lender herein, including describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” All actual, out-of-pocket charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be added to the Obligations, or, at Agent’s option, shall be paid by each Loan Party to Agent immediately upon demand.

3.03         Safeguarding Collateral. Each Loan Party will take commercially reasonable efforts at all times to safeguard, protect and preserve all Collateral other than dispositions expressly permitted hereunder.

3.04         Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (i) except as set forth on Schedule 3.04, each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, assign each Loan Party’s rights to, pledge and/or grant a security interest and Lien in each and every item of Collateral to Agent for its benefit and the benefit of each Lender and, except for Permitted Liens, the Collateral shall be free and clear of all Liens or encumbrances whatsoever; (ii) the Lien on the Collateral granted by each Loan Party other than Parent shall be, except for the Liens in favor of the holders of the First Lien Indebtedness, but subject to the Subordination Agreement, a first priority security interest and the Lien on the Collateral granted by Parent shall be a security interest subject only to the Liens securing the First Lien Indebtedness; (iii) each document and agreement executed by each Loan Party or delivered to Agent and Lenders in connection with this Agreement shall be true and correct in all material respects; and (iv) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same.

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3.05         Defense of Agent’s Interest. Until (a) full and indefeasible payment and performance of all of the Obligations and (b) termination of this Agreement, Agent’s interest in the Collateral shall continue in full force and effect. Each Loan Party shall use commercially reasonable efforts to defend Agent’s interest in the Collateral against any and all Persons whatsoever.

3.06         Financial Disclosure. Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by each Loan Party at any time to exhibit and deliver to Agent copies of any of each Loan Party’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession (other than work papers and other proprietary information of such accountants and auditors), and to disclose to Agent any information such accountants may have concerning each Loan Party’s financial status and business operations. Each Loan Party hereby authorizes all Governmental Authorities to furnish to Agent copies of material reports or examinations relating to each Loan Party; however, Agent will attempt to obtain such information or materials directly from each Loan Party prior to obtaining such information or materials from such accountants or Governmental Bodies.

3.07         Accounts.

(a)          Nature of Accounts. Each of the Accounts of the Loan Parties is and shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of each Loan Party, or work, labor or services theretofore rendered by each Loan Party, as applicable, as of the date each Account is created. The Customer’s obligation with respect thereto shall be due and owing in accordance with each Loan Party’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by each Loan Party to Agent.

(b)          Solvency of Customers. Each Customer, to each Loan Party’s knowledge, as of the date each Account is created, is and will be solvent and able to pay all Accounts on which the Customer is obligated in full when due or with respect to such Customers of each Loan Party who are not solvent, each Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Accounts.

(c)          Chief Executive Offices. Unless at least ten (10) Business Days prior written notice is given to Agent by each Loan Party of any other office at which each Loan Party keeps its records pertaining to Accounts, all such records shall be kept at such chief executive office shown in Schedule 3.07.

(d)          Collection of Accounts. Subject to the terms of the East West Subordination Agreement, upon request of Agent at any time after the occurrence and during the continuance of an Event of Default, each Loan Party will, at each Loan Party’s sole cost and expense but on Agent’s behalf and for Agent’s account, collect all amounts owing on its Accounts, shall not commingle any collections with each Loan Party’s funds or use the same except to pay Obligations, and Agent shall deposit or cause to be deposited into a blocked account designated by the Agent, in original form and on the date of receipt thereof all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

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(e)          Verification and Notification of Assignment of Accounts. Subject to the terms of the East West Subordination Agreement, Agent shall have the right, at any time upon the occurrence and during the continuance of an Event of Default, to confirm and verify any and all Accounts by any manner and through any medium it considers advisable. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Accounts to any and all customers or any third party holding or otherwise concerned with any of the Collateral. At all times during such period, the Agent, subject to the East West Subordination shall have the sole right to collect and commence legal proceedings to collect the Accounts, take possession of the Collateral, or both. Agent’s actual, out-of-pocket collection expenses, including stationery and postage, telephone, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be added to the Obligations.

(f)          Power of Agent to Act on Each Loan Party’s Behalf. Each Loan Party hereby constitutes Agent or Agent’s designee as each Loan Party’s attorney and agent with power to take each of the following actions (if an Event of Default shall have occurred and be continuing, except those described in the following clause (iii) and (iv) which actions may be taken at any time and from time to time): (i) to endorse each Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign each Loan Party’s name on any invoice or bill of lading relating to any of the Accounts, drafts against Customers, assignments and verifications of Accounts; (iii) to send verifications of Accounts to any Customer, (iv) to sign each Loan Party’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; (v) to demand payment of the Accounts; (vi) to enforce payment of the Accounts by legal proceedings or otherwise; (vii) to exercise all of each Loan Party’s rights and remedies with respect to the collection of the Accounts and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Accounts; (ix) to settle, adjust or compromise any legal proceedings brought to collect Accounts; (x) to prepare, file and sign each Loan Party’s name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign each Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; (xii) to change the address for delivery of mail addressed to each Loan Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to either of them and (xiii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney and agent or designee are hereby ratified and approved, and said attorney and agent or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

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(g)          No Liability. Agent shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof, or for any damage resulting therefrom except as a result of the gross negligence or willful misconduct of such Person. If an Event of Default shall have occurred and be continuing, Agent may, without notice or consent from each Loan Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Accounts or any other securities, instruments or insurance applicable thereto and/or release any Loan Party thereof. If an Event of Default shall have occurred and be continuing, Agent is authorized and empowered to accept the return of the goods represented by any of the Accounts, without notice to or consent by each Loan Party, all without discharging or in any way affecting each Loan Party’s liability hereunder.

(h)          Adjustments. Each Loan Party will not, without Agent’s consent, compromise or adjust any Accounts (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the ordinary course of business of each Loan Party.

3.08         Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent as agent of any Loan Party for any purpose whatsoever, nor shall Agent be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Agent, whether by anything herein or in any assignment or otherwise, does not assume any of any Loan Party’s obligations under any contract or agreement assigned to Agent, and Agent shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

3.09         Financing Statements. Except with respect to (a) the financing statements filed by the First Lien Agent, (b) the financing statements described on Schedule 3.09, and (c) any financing statement with respect to any other Permitted Lien, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

SECTION 4

CONDITIONS PRECEDENT

4.01         Conditions of Effectiveness. Subject to Section 6.19, the effectiveness of this Agreement is subject to satisfaction or waiver by Agent of the following conditions precedent:

(a)          Unless waived by Agent and Lenders, Agent’s receipt of the following, each of which shall be originals or facsimiles, including pdfs or similar electronic transmission (followed promptly by originals,) unless otherwise specified, each properly executed by a Senior Officer of Borrower or the applicable Guarantor (including the Target Company), each dated on, or in the case of third-party certificates, dated on or as of a recent date before, the Closing Date and each in form and substance satisfactory to Agent, each Lender and their legal counsel:

(i)          executed counterparts of the Loan Documents;

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(ii)         executed original counterparts of each Subordination Agreement, each in form and substance satisfactory to Agent;

(iii)        executed copies of the First Lien Credit Documents and the Term Loan (as defined therein) shall have funded in accordance with the terms of the First Lien Credit Documents; (Reserved);

(iv)        (Reserved);

(v)         amendments to the Organization Documents of the Loan Parties in form and content reasonably acceptable to Agent;

(vi)        such certificates of resolutions or other action, incumbency certificates and/or other certificates of Senior Officers of Borrower, each Guarantor, as Agent may require to establish the identities of and verify the authority and capacity of each Senior Officer thereof authorized to act as a Senior Officer thereof;

(vii)       such evidence as Agent and any Lender may reasonably require to verify that Borrower and each Guarantor is duly organized or formed, validly existing, in good standing and qualified to engage in business in Borrower’s or such Guarantor’s jurisdiction of organization and in each foreign jurisdiction in which Borrower or such Guarantor is required to be qualified, including copies of Borrower’s and each Guarantor’s Organization Documents certified by the corporate Secretary, certificates of good standing and/or qualification to engage in business and, if requested by Agent, tax clearance certificates;

(viii)      a Perfection Certificate signed by a Senior Officer of the Loan Parties;

(ix)         a certificate signed by a Senior Officer of Borrower certifying that (1) the representations and warranties made by each Loan Party in the Loan Documents are true and correct on and as of the Closing Date (except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date), (2) each Loan Party is in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing, (3) since December 31, 2015, there has been no event or circumstance which has or has had a Material Adverse Effect, and (4) a pro forma calculation of the Total Leverage Ratio of less than 4.50x, Senior Leverage Ratio of less than 3.00x, Adjusted EBITDA of the Parent on a Consolidated Basis of not less than $15,630,000, and Adjusted EBITDA of Borrower on a Consolidated Basis of not less than $19,130,000 (in each case giving effect to the Target Transaction and the funding of the Term Loans (as defined in the First Lien Credit Agreement) on the Closing Date);

(x)          (Reserved);

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(xi)         an opinion of Kelley Drye & Warren LLP, Morgan Lewis & Bockius LLP, Keating Muething & Klekamp PLL and Bilzin Sumberg Baena Price & Axelrod LLP, each legal counsel to the Loan Parties, as to matters Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance satisfactory to Agent;

(xii)        receipt of certificates of insurance required to be maintained under Section 6.09, from insurance carriers acceptable to Agent, which certificates of insurance are in such forms and evidence such amounts of insurance coverage and deductibles acceptable to Agent pursuant to insurance policies with additional insured and lender loss payable clauses in favor of Agent and the Lenders;

(xiii)       Loan Parties shall have received all Governmental Authorizations and all Consents, in each case that are necessary in connection with the entry into, consummation and performance of the transactions contemplated by the Loan Documents and the Acquisition of the Target Company and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents and the Acquisition of the Target Company and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired;

(xiv)      Agent and the Lenders shall have received all documentation and other information required by such institution or its bank regulatory authorities under Sanctions, Anti-Terrorism Laws, Anti-Corruption Laws and other Laws, including the USA PATRIOT Act;

(xv)       Agent shall have received evidence, reasonably satisfactory to Agent, that Borrower has completed the Target Transaction in accordance with the terms of the Target Acquisition Documents (without any material amendment thereto or waiver thereunder unless consented to by Agent). Agent shall have received a copy of the Target Acquisition Agreement and all supplements, amendments, installments, documents and agreements related thereto, certified in an Officer’s Certificate, dated the Closing Date, as correct and complete;

(xvi)      (Reserved);

(xvii)      receipt of a copy of the representations and warranty insurance in favor of the Borrower, from an insurance carrier acceptable to Agent, which policy of insurance is in such form and evidences such amounts of insurance coverage and deductibles acceptable to Agent; and

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(xviii)    such other assurances, certificates, documents, consents or opinions as Agent reasonably may require.

(b)          All amounts payable under Section 2.02, shall have been paid.

(c)          Unless waived by Agent, Borrower shall have paid all Attorney Costs of Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Agent).

SECTION 5

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants, in respect of itself and on behalf of each other Loan Party, to Agent and each Lender that:

5.01         Existence and Power. Each Loan Party and each of its Subsidiaries: (i) is a corporation, limited liability company or limited partnership, as applicable, duly formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation; (ii) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; (iii) is duly qualified as a foreign entity, licensed and in good standing under the laws of its state of organization or formation and of each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not have a Material Adverse Effect; and (iv) has the power and authority to execute, deliver and perform its obligations under each Loan Document to which it is or will be a party and, in the case of Borrower, to borrow hereunder. Schedule 5.01 contains a true, complete and correct list of each Loan Party’s and each of its Subsidiaries’ jurisdiction of organization or formation (as applicable) and each jurisdiction where each such Loan Party or its Subsidiary is qualified to do business as a foreign entity.

5.02         Authorization; No Contravention. The execution, delivery and performance by Borrower of this Agreement and by each Loan Party of each other Loan Document to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby, including the borrowings or performance of the terms and conditions of this Agreement and the other Loan Documents: (a) has been duly authorized by all necessary action (including, obtaining approval of its stockholders, partners, general partners, members or other applicable equity owners, if necessary); (b) do not and will not contravene the terms of the Organization Documents of such Loan Party or any of its Subsidiaries, or any amendment thereof or any Law or Consent applicable to such Person or such Person’s assets, business or properties; (c) do not and will not (i) conflict with, contravene, result in any violation or breach of or default under (with or without the giving of notice or the lapse of time or both), (ii) create in any other Person a right or claim of termination or amendment of, or (iii) require modification, acceleration or cancellation of, any Contractual Obligation of any Loan Party or any of its Subsidiaries; and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any property, asset or business of any Loan Party or any of its Subsidiaries (other than Permitted Liens).

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5.03         Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any applicable Law, Consent or Contractual Obligation, and no lapse of a waiting period under any applicable Law, Consent or Contractual Obligation, is necessary or required in connection with the execution, delivery or performance by (including the payment of interest on the Loans or other Obligations), or enforcement against (except for any Consents that may be required from a Governmental Authority before Agent may exercise certain rights in connection with an Event of Default), any Loan Party of the Loan Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

5.04         Binding Effect. This Agreement has been, and each of the Loan Documents to which any Loan Party will be a party will be, duly executed and delivered by such Loan Party and this Agreement constitutes, and such Loan Documents will constitute, the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), examination, administration, judicial management, moratorium or similar Debtor Relief Laws (in any applicable jurisdiction) relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

5.05         Litigation. There are no legal actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting such Loan Party or any of its Subsidiaries that (a) purport to affect or pertain to this Agreement, any other Loan Document, any Subordinated Debt Document, the Target Acquisition Documents or any of the transactions contemplated hereby or thereby, or (b) could reasonably be expected to result in equitable relief or in monetary judgments, individually in excess of $500,000 or in the aggregate, in excess of the First Lien Threshold Amount. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Loan Documents or the Subordinated Debt Documents.

5.06         Compliance with Laws. Each Loan Party and each of its Subsidiaries is in compliance, in all material respects, with all applicable Laws and applicable Consents of any Governmental Authority.

5.07         No Default or Breach. No event has occurred and is continuing or would result from the incurring of obligations by the Loan Parties under the Loan Documents which constitutes or, with the giving of notice or lapse of time or both, would constitute an Event of Default. Neither any Loan Party nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any material respect. Immediately prior to the execution and delivery of this Agreement no Default or Event of Default existed under, and as defined in, the Prior Securities Purchase Agreements.

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5.08         Title to Properties.

(a)          Schedule 5.08(a) contains a true, complete and correct list of all real property owned by any Loan Party or any of its Subsidiaries. Each Loan Party and/or each of its Subsidiaries has good indefeasible and marketable title in and to all such owned real property, in each case, free and clear of all Liens, liabilities and rights except for Permitted Liens and as provided on Schedule 5.08(a).

(b)          Schedule 5.08(b) contains a list of all real property leased by any Loan Parties or any of its Subsidiaries. Each Loan Party and/or each of its Subsidiaries holds all of the right, title and interest of the tenant under such leased real property free and clear of all Liens, liabilities and rights except as provided on Schedule 5.08(b).

5.09         Use of Real Property. Except as set forth on Schedule 5.09, (a) the owned and leased real properties of the Loan Parties and their respective Subsidiaries are used and operated in compliance and conformity with all Contractual Obligations and all applicable Law and Consent, except to the extent that the failure so to comply would not have a Material Adverse Effect, and (b) neither any Loan Party nor any of its Subsidiaries has received notice of violation of any applicable zoning or building regulation, ordinance or other Law or Consent relating to the operations of any Loan Party or any of its Subsidiaries at any such location and there is no such violation that could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.09, all structures, improvements and other buildings that are owned by the Loan Parties or covered by leases used in connection with the Business comply in all material respects with all applicable Laws and Consents, have a valid and subsisting certificate of occupancy for their present use, and neither any Loan Party nor any of its Subsidiaries has received any written notice from any Governmental Authority which is still outstanding of any failure to obtain any certificate, permit, license, authorization or approval with respect to the real property, or any intended revocation, modification or cancellation of same, and no applicable Law or Consent presently in effect or condition precludes or materially restricts continuation of the present use of such properties. Each lease relating to leased real property of the Loan Parties or any of their respective Subsidiaries, is in full force and effect, and the applicable Loan Party and/or Subsidiary enjoys peaceful and undisturbed possession thereunder. There is no default on the part of any Loan Party or any of its Subsidiaries or event or condition which (with notice or lapse of time, or both) would constitute a default on the part of any Loan Party or any of its Subsidiaries, under any such lease. There are no pending or, to the knowledge of any Loan Party, threatened condemnation or eminent domain proceedings that would affect any part of the leased property of the Loan Parties and their respective Subsidiaries. There is no Adverse Proceeding pending or, to the knowledge of any Loan Party, threatened against the owned or leased real property of the Loan Parties and their respective Subsidiaries which would in any way affect title to such real property or leased property.

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5.10         Taxes.

(a)          Except as set forth on Schedule 5.10, each Loan Party and each of its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were true, correct and complete in all material respects. All Taxes, other than de minimis amounts, owed by any Loan Party or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Except as set forth on Schedule 5.10, neither any Loan Party nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. There are no Liens on any of the assets of any Loan Party or any of their respective Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than Permitted Liens as provided on Schedule 5.10.

(b)          Each Loan Party and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)          There is no dispute or claim concerning any Tax liability of any Loan Party or any of its Subsidiaries either (i) claimed or raised by any Governmental Authority in writing or (ii) as to which any Loan Party has knowledge based upon personal contact with any agent of such authority.

(d)          Neither any Loan Party nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e)          Neither any Loan Party nor any of its Subsidiaries has any liability for the Taxes of any Person other than such Loan Party and its Subsidiaries (i) as a transferee or successor, (ii) by contract, or (iii) otherwise.

(f)          Any reference in this Section 5.10 to any Loan Party shall be deemed to include each predecessor of such Loan Party, each subsidiary of such Loan Party, and each entity with respect to which such Loan Party has successor or transferee liability.

5.11         Financial Statements and Projections.

(a)          The consolidated financial statements of Parent and its Subsidiaries as of December 31, 2014 and December 31, 2015 (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of Parent and its Subsidiaries as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) to the extent required by GAAP, show all material indebtedness and other liabilities, direct or contingent, of Parent and its Subsidiaries as of the dates thereof, including liabilities for Taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the periods covered thereby.

(b)          Since December 31, 2015, there has been no event or circumstance which has or has had a Material Adverse Effect.

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(c)          On the date hereof, and after giving effect to all loans made under the First Lien Credit Documents or Letters of Credit issued on the date hereof under the First Lien Credit Documents, the use of proceeds thereof and the Target Transaction, Borrower is, and the Loan Parties on a consolidated basis are, Solvent.

(d)          The pro-forma balance sheet of Borrower dated as of September 30, 2016 (the “Pro Forma Balance Sheet”) furnished to Agent prior to the Closing Date reflects the consummation of the transactions contemplated under this Agreement and the other Loan Documents, the Target Acquisition Documents and the First Lien Credit Documents (all such transactions, collectively, the “Transactions”) and is accurate, complete and correct in all material respects and fairly reflects the financial condition of Borrower as of the Closing Date after giving effect to the Transactions. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by a Senior Officer of Borrower.

(e)          The twelve-month cash flow projections of Borrower and its projected balance sheet as of the Closing Date, copies of which are annexed hereto as Schedule 5.11 (collectively, the “Projections”) were prepared by a Senior Officer of Borrower in good faith, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrower’s judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.

5.12         Disclosure.

(a)          Agreement and Other Documents. This Agreement and the other Loans Documents, together with all exhibits and schedules hereto and thereto, and the agreements, certificates and other documents furnished to Agent or any Lender by or on behalf of the Loans Parties and their respective Subsidiaries, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

(b)          Material Adverse Effects. There is no fact known to any Loan Party which such Loan Party has not disclosed to the Lenders in writing which could reasonably be expected to have a Material Adverse Effect.

5.13         Absence of Certain Changes or Events. Since September 30, 2016, except as set forth on Schedule 5.13 and the incurrence of the Obligations, neither any Loan Party nor any of its Subsidiaries has (a) issued any stock, bonds or other corporate securities, (b) borrowed any amount or incurred any liabilities (absolute or contingent), other than in the ordinary course of business, in excess of $150,000, (c) discharged or satisfied any Lien or incurred or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business or in connection with the repayment in full and termination of the Opus Credit Agreement, in excess of $150,000, (d) declared or made any payment or distribution to the holders of its Equity Securities or purchased or redeemed any shares of its Equity Securities, (e) mortgaged, pledged or subjected to Lien (other than Permitted Liens) any of its assets, tangible or intangible, (f) sold, assigned or transferred any of its tangible assets, or canceled any debts or claims, (g) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, (h) expended any material amount, granted any bonuses or extraordinary salary increases, (i) entered into any transaction involving consideration in excess of $100,000 except as otherwise contemplated hereby or (j) entered into any agreement or transaction, or amended or terminated any agreement, with an Affiliate other than as contemplated by the Loan Documents. Since December 31, 2015, neither any Loan Party nor any of its Subsidiaries has suffered any Material Adverse Effect.

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5.14         Environmental Compliance.

(a)          Each Loan Party has duly complied in all material respects with, and its facilities, business, assets, property, leaseholds, owned or, to the knowledge of such Loan Party, leased real property and equipment are in compliance in all material respects with, all Environmental Laws;

(b)          There is no outstanding investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order, consent decree, settlement agreement or other order or directive (conditional or otherwise), whether pending or threatened in writing under any Environmental Laws relating to the facilities, business, assets, property, leaseholds, owned or, to the knowledge of such Loan Party, leased real property or equipment of any Loan Party;

(c)          No Loan Party has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law, or any request for information under any Environmental Law;

(d)          Each Loan Party has been issued and is in compliance in all material respects with all federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws necessary to own, operate and maintain the facilities, Business, assets, property, leaseholds, real property or equipment of the Loan Parties; and

(e)          (i) There are no signs of material Releases at, upon, under or within any real property owned or, to the knowledge of the Borrower, leased by any Loan Party, (ii) there are no underground storage tanks or to the knowledge of the Borrower, polychlorinated biphenyls on any real property owned or leased by any Loan Party, (iii) to the knowledge of the Borrower, no real property owned or leased by any Loan Party has ever been used as a treatment, storage or disposal facility of Hazardous Materials; (iv) no Hazardous Materials governed by an Environmental Law are present on any real property owned or, to the knowledge of the Borrower, leased by any Loan Party excepting such quantities as are handled in compliance with all applicable manufacturer’s instructions and Environmental Laws and in proper storage containers and as are necessary for the operation of the commercial business of the Loan Parties or of their respective tenants; and (v) all underground storage tanks on the real property owned or, to the knowledge of the Borrower, leased are in good condition and are being maintained in compliance in all material respects with all applicable federal, state and local laws and regulations, including all Environmental Laws.

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5.15         Investment Company/Government Regulations. No Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is subject to regulation under any federal or state statute or regulation limiting its ability to incur Indebtedness or Guaranty Obligations.

5.16         Subsidiaries.

(a)          Schedule 5.16 sets forth a complete and accurate list of all of the Subsidiaries of each Loan Party together with their respective jurisdictions of incorporation or organization and a notation if a First Tier Foreign Subsidiary. All of the outstanding Equity Securities in, the Subsidiaries are validly issued, fully paid and non-assessable. Except as set forth on Schedule 5.16, all of the outstanding Equity Securities in each of the Subsidiaries are owned by a Loan Party or by a wholly-owned Subsidiary of a Loan Party free and clear of any Liens other than the Liens created by this Agreement and the other Loan Documents in favor of Agent and the other Lenders and Liens in favor of the Subordinated Praesidian Agent. No Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Subsidiary to issue, transfer or sell any securities of the Subsidiary.

(b)          Except for the Subsidiaries of the Loan Parties, no Loan Party owns of record or beneficially, directly or indirectly, any Equity Securities convertible into Equity Securities of any other Person.

5.17         Capitalization. Schedule 5.17 sets forth, a true and complete listing of each class of authorized Equity Securities of each Loan Party and its Subsidiaries, the number of Equity Securities which are issued and outstanding, as well as a list of all warrants, options, rights and securities convertible into Equity Securities, together with the number of Equity Securities to be issued upon the exercise or conversion of such warrants, options, rights and convertible securities, all of which have been reserved for insurance; provided that, with respect to Parent, such information shall only be provided as of the Closing Date. No Loan Party has any Equity Securities held in treasury. All outstanding Equity Securities of the Loan Parties have been duly authorized by all necessary action.

5.18         Broker’s, Finder’s or Similar Fees. Except as set forth on Schedule 5.18, there are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with any Loan Party or any of its Subsidiaries, or any action taken by any such Person.

5.19         Labor Relations. Neither any Loan Party nor any of its Subsidiaries has committed or is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.19, there is (a) no unfair labor practice complaint pending or threatened against any Loan Party or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against any Loan Party or any of its Subsidiaries, (c) no union representation question existing with respect to the employees of any Loan Party or any of its Subsidiaries and no union organizing activities are taking place, and (d) no contract with any officer described in Section 6.02(b) and no contract or agreement with any union or other entity. Each Loan Party and each of its Subsidiaries is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours. Neither any Loan Party nor any of its Subsidiaries is a party to any collective bargaining agreement.

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5.20         Employee Benefit Plans.

(a)          (i) Neither Borrower nor any ERISA Affiliate maintains, contributes to, or otherwise has any obligation or liability with respect to any Plan, (ii) each Plan is in material compliance with its terms and the applicable provisions of ERISA, the Code and other applicable federal or state Laws, (iii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination, advisory, or opinion letter from the IRS or an application for such a letter is currently pending with the IRS with respect thereto and nothing has occurred which would prevent, or cause the loss of, such qualification, (iv) Borrower and each ERISA Affiliate have in all material respects satisfied their obligations and liabilities with respect to each Plan, and have made all required contributions to each Plan on or before the applicable due date, including contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan, (v) there has been no material prohibited transaction (which is not otherwise exempt under Section 4975 of the Code) or violation of the fiduciary responsibility rules under ERISA with respect to any Plan, (vi) neither Borrower nor any ERISA Affiliate is a member of a Multiemployer Plan, and (vii) neither Borrower nor any ERISA Affiliate has incurred any material liability for any excise tax under Section 4972 or 4980B of the Code, and no facts exist which could give rise to such liability.

(b)          Each Plan that is a welfare benefit plan, as defined in Section 3(1) of ERISA, including without limitation, any Plan that provides benefits to former employees, directors, or other service providers, can be terminated by Borrower or an ERISA Affiliate in its sole discretion at any time without liability.

(c)          (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any material Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

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5.21         Patents, Trademarks, Etc.

Each Loan Party and its Subsidiaries own, or possess the right to use, all Intellectual Property that is reasonably necessary in the conduct of their respective businesses as now operated, and none of such items, to the knowledge of any Loan Party, conflicts in any material respect with the Intellectual Property of any other Person. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Loan Party know of any such claim.

5.22         Potential Conflicts of Interest. Except as set forth on Schedule 5.22, as of the Closing Date, no officer or director of any Loan Party (a) owns, directly or indirectly any interest in (excepting less than five percent (5%) holdings for investment purposes in Equity Securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or from, such Loan Party (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that any Loan Party uses in the Business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, any Loan Party, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

5.23         Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of such Loan Party or its business with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of such Loan Party, or with any material supplier, and there exists no present condition or state of facts or circumstances that could reasonably be expected to have a Material Adverse Effect or prevent such Loan Party or its Subsidiaries from conducting their business after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which such business has heretofore been conducted.

5.24         Indebtedness. Schedule 5.24 lists as of the Closing Date (a) the amount of all outstanding Indebtedness of the Loan Parties and their respective Subsidiaries (other than Indebtedness under this Agreement), (b) the Liens that relate to such Indebtedness and that encumber the assets of the Loan Parties and their respective Subsidiaries, (c) the name of each lender thereof, and (d) the amount of any unfunded commitments available to the Loan Parties or any of their respective Subsidiaries in connection with any such Indebtedness. Each Loan Party acknowledges that Agent and each Lender are entering into this Agreement and have made the Loans in reliance upon the subordination provisions contained in the Subordination Agreements.

5.25         Material Contracts. Neither any Loan Party nor any of its Subsidiaries is or will be a party to any Contractual Obligation, or is subject to any charge, corporate restriction, judgment, injunction, decree, or other applicable Law or Consent, that could reasonably be expected to have a Material Adverse Effect. Schedule 5.25 lists all Material Contracts as of the Closing Date. Each of the Material Contracts is in full force and effect as of the Closing Date. Each Loan Party and each of its Subsidiaries has satisfied in full or provided for all of its liabilities and obligations under each Material Contract in all material respects, and is not in default under any of them, nor, to the knowledge of any Loan Party, does any condition exist that with notice or lapse of time or both would constitute such a default. To the knowledge of any Loan Party, no other party to any such Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default. Except as set forth on Schedule 5.25, as of the Closing Date no approval or consent of any Person is needed for all of the Material Contracts to continue to be in full force and effect.

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5.26         Insurance.

(a)          The properties of each Loan Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where any Loan Party or such Subsidiary operates. All such policies are in full force and effect, are sufficient for all applicable Law, Consents and Contractual Obligations and otherwise are in compliance with the criteria set forth in Section 6.09 hereof. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated hereby.

(b)          The Loan Parties and their respective Subsidiaries maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral pursuant to a mortgage, security deed, deed of trust or similar document or instrument in favor of Agent for the benefit of the Secured Parties, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by Agent or any Lender.

5.27         Communications Matters.

(a)          Schedule 5.27 sets forth a true, correct and complete list of the following information for each License issued to, assigned or transferred to, or utilized by any Loan Party or its respective Subsidiaries in the Business: the jurisdiction of the License (e.g., FCC, state or local), the name of the licensee, and the type of service that can be provided under such License. Other than as set forth in Schedule 5.27 with regard to Licenses held by a Loan Party as of the Closing Date, each License is held by a Loan Party (other than Parent) or a wholly-owned Subsidiary of a Loan Party, in each case, whose Equity Securities are subject to a valid and perfected First Priority Lien in favor of Agent pursuant to the Loan Documents.

(b)          Each License listed on Schedule 5.27 (i) is in full force and effect, (ii) has not been revoked, reversed, stayed, set aside, annulled or suspended, and (iii) is not subject to any conditions or requirements that are not generally imposed by the FCC or the applicable PUC upon holders of such Licenses. The Licenses listed on Schedule 5.27 constitute all of the material Licenses necessary for the operation of the Business, as it is presently conducted. No event has occurred and is continuing which could reasonably be expected to (1) result in the imposition of a material forfeiture or the suspension, revocation, termination or adverse modification of any such License or (2) materially and adversely affect any rights of the Loan Parties or their respective Subsidiaries. Neither the Loan Parties nor any of their Subsidiaries have knowledge that any License listed on Schedule 5.27 will not be renewed in the ordinary course to the extent such License would otherwise expire. Neither the Loan Parties nor any of their respective Subsidiaries is a party to any investigation, inquiry, notice of apparent liability, notice of violation, order or complaint issued by or before the FCC, any PUC, or any applicable Governmental Authority, and there are no proceedings or inquiries pending by or before the FCC, PUC or any other applicable Governmental Authority with jurisdiction over the Business, which is reasonably likely to result in the invalidity or revocation of any material License.

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(c)          Each of the Loan Parties and their respective Subsidiaries has made all material filings which are required to be filed by it pursuant to the Communications Laws, paid all Regulatory Assessments and other material License fees and charges that have become due pursuant to the Communications Laws (including amounts owed to the Universal Service Administrative Company and any similar state universal service fund administrators) in respect of the Business and has made appropriate provision as is required by GAAP for any such material Regulatory Assessments and other material License fees and charges which have accrued.

(d)          The operation of the Business complies in all material respects with the Communications Laws.

5.28         (Reserved)

5.29         Perfection Certificate. All statements made by or on behalf of the Loan Parties or their Subsidiaries in the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to Section 6.01(j) are true and correct and do not, as of the date of this Agreement, contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.

5.30         Reserved.

5.31         Certain Payments. Except as set forth on Schedule 5.31, as of the Closing Date, neither the execution, delivery and performance by any Loan Party of this Agreement, nor the execution, delivery and performance by any Loan Party or any of its Subsidiaries of any of the other Loan Documents, the First Lien Credit Documents, the Subordinated Debt Documents, the Target Acquisition Documents nor the consummation of the transactions contemplated hereby or thereby shall require any payment by any Loan Party or any of its Subsidiaries, in cash or kind, under any other agreement, plan, policy, commitment or other arrangement. As of the Closing Date, there are no agreements, plans, policies, commitments or other arrangements with respect to any compensation, benefits or consideration which will be materially increased, or the vesting of benefits of which will be materially accelerated, as a result of this Agreement, the other Loan Documents, First Lien Credit Documents, the Subordinated Debt Documents, the Target Acquisition Documents or the occurrence of any of the transactions contemplated hereby or thereby. As of the Closing Date, there are no payments or other benefits payable by any Loan Party or any of its Subsidiaries, the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement, the other Loan Documents, the First Lien Credit Documents, the Subordinated Debt Documents or the Target Acquisition Documents.

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5.32         Margin Requirements. The Loan Parties are not engaged, nor will any Loan Parties engage, principally or as one of their important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors as now and from time to time hereafter in effect. No part of the proceeds of any Loan or Letter of Credit hereunder will be used for “purchasing” or “carrying” “margin stock” as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of the Board of Governors.

5.33         Anti-Terrorism Laws; Anti-Corruption Laws; Sanctions.

(a)          Each Loan Party and their respective Subsidiaries, and to the knowledge of Parent and Borrower, any officers, directors, employees or agents of such Loan Party are in compliance, in all respects, with all (i) Anti-Corruption Laws; (ii) Anti-Terrorism Laws, and (iii) Sanctions.

(b)          Borrower and Parent have implemented and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their respective Subsidiaries, officers, directors, employees and agents with all (i) Anti-Corruption Laws; (ii) Anti-Terrorism Laws, and (iii) Sanctions.

(c)          None of the Loan Parties or their respective Subsidiaries, and to the knowledge of Parent and Borrower, the officers, directors, employees or agents, are Sanctioned Persons or have engaged in, or are now engaged in, or will engage in, any dealings or transactions with any Sanctioned Person.

(d)          No Loan, letter of credit, use of proceeds or other transaction contemplated by this Agreement or the First Lien Loan Documents will violate any (i) Anti-Corruption Laws, (ii) Anti-Terrorism Laws, or (iii) Sanctions. Without limiting the forgoing, no part of the proceeds of any of the foregoing will be used, directly or indirectly, (1) to lend or otherwise make such proceeds available to any Subsidiary, joint venture, partner or other Person to fund any activities or business of or with any Sanctioned Person or Sanctioned Country or (2) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law or Anti-Terrorism Law.

(e)          The Loan Parties have provided to Agent and the Lenders all information requested by Agent and the Lenders regarding the Loan Parties and their respective Subsidiaries, officers, directors, employees and agents that Agent or any Lender has advised it requires in connection with its compliance with applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

5.34         Target Transaction

(a)          Borrower has heretofore furnished Agent a true and correct copy of the Target Acquisition Agreement and other associated documents and there have been no amendments to such Target Acquisition Agreement or associated documents from the copies so provided.

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(b)          Borrower, and, to the Knowledge of Borrower, each other party to the Target Acquisition Agreement and associated documents, have duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Target Acquisition Agreement and associated documents and the consummation of transactions contemplated thereby.

(c)          The Target Transaction will comply in all material respects with all applicable Law, and all necessary Consents required to be obtained by any Loan Party or any of its Subsidiaries and, to the Knowledge of Borrower, each other party to the Target Acquisition Agreement and associated documents, in connection with the Target Transaction will be, prior to consummation of the Target Transaction, duly obtained and will be in full force and effect. As of the date of the closing for the transaction contemplated by the Target Acquisition Agreement, all applicable waiting periods with respect to the Target Transaction will have expired without any action being taken by any Governmental Authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Target Transaction.

(d)          The execution and delivery of the Target Acquisition Agreement and associated documents did not, and the consummation of the Target Transaction will not, violate in any material respect any Law or, to the Knowledge of Borrower, any Law applicable to any other party to the Target Acquisition Agreement and associated documents, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which any Loan Party or any Subsidiary is a party or by which any Loan Party or any Subsidiary is bound or, to the Knowledge of Borrower, to which any other party to the Target Acquisition Agreement and associated documents is a party or by which any such party is bound.

(e)          No statement or representation made in the Target Acquisition Agreement or associated documents by Borrower or, to the Knowledge of Borrower, any other Person, contains any untrue statement of a material fact or, when viewed together with Parent’s periodic reports filed under the Exchange Act and the rules and regulations promulgated thereunder, if any, omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect.

(f)          No material condition to the consummation of the Target Transaction has been amended or waived.

5.35         Reserved

5.36         Separateness Requirements. Each of the Loan Parties has and is, and is causing its Subsidiaries to have been and to be, in compliance in all material respects with the Separateness Requirements.

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5.37         AHYDO Payment. No AHYDO payments, as provided in Section 2.05(e), are or will be owed in connection with this Agreement.

SECTION 6

AFFIRMATIVE COVENANTS

So long as any Obligation remains unpaid or unperformed or any Commitment remains outstanding, Borrower shall, and shall cause each Loan Party and each Subsidiary of a Loan Party, to:

6.01         Financial Statements and Other Information. Each Loan Party shall maintain, and cause each of its Subsidiaries to maintain, a reasonably designed system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements are not required to have footnote disclosures). The Loan Parties shall deliver to Agent each of the financial statements and other reports described below:

(a)          Annual Financial Statements. Furnish Agent within ninety five (95) days after the end of each fiscal year of the Loan Parties, audited financial statements of Parent and of Borrower, including statements of income and stockholders’ equity and cash flow from the beginning of such fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared on, with respect to each of Parent and Borrower, a Consolidated Basis and Consolidating Basis, in reasonable detail and complete and correct in all material respects, and accompanied by a report and opinion of the Accountants, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit.

(b)          Quarterly Financial Statements. Furnish Agent within forty five (45) days after the end of each fiscal quarter of each fiscal year of Parent (beginning with the fiscal quarter ending December 31, 2016), an unaudited balance sheet of Parent and of Borrower and unaudited statements of income and stockholders’ equity and cash flow of Parent and of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, all prepared on, with respect to each of Parent and Borrower, a Consolidated Basis and Consolidating Basis, in reasonable detail and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the business of Parent and Borrower respectively.

(c)          Monthly Financial Statements. Furnish Agent within thirty (30) days after the end of each month (beginning with the month ended October 31, 2016), an unaudited balance sheet of Parent and of Borrower and unaudited statements of income and stockholders’ equity and cash flow of the Loan Parties reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, all prepared on, with respect to each of Parent and of Borrower, a Consolidated Basis and Consolidating Basis, in reasonable detail and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the Loan Parties’ business.

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(d)          Compliance Certificate. Together with each delivery of financial statements pursuant to Sections 6.01(a), 6.01(b) and 6.01(c) above, the Loan Parties shall deliver or cause to be delivered a fully and properly completed Compliance Certificate signed by the chief executive officer or principal accounting officer of each Loan Party.

(e)          Accountants’ Reports. Promptly upon receipt thereof, each Loan Party shall deliver copies of all significant reports submitted by the Accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Loan Parties and their Subsidiaries made by the Accountant, including any comment letter submitted by the Accountant to management in connection with its services.

(f)          Management Reports. Together with each delivery of financial statements of Parent and of Borrower, and their respective Subsidiaries pursuant to Sections 6.01(a), 6.01(b) and 6.01(c), the Loan Parties will deliver a management report, which can be in the form of an e-mail setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent projections for the current fiscal year delivered pursuant to Section 6.01(g) including explanations for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of each Loan Party to the effect that such information fairly presents the results of operations and financial condition of each of Parent and of Borrower on a Consolidated Basis and Consolidating Basis as at the dates and for the periods indicated.

(g)          Projections. No earlier than sixty (60) days prior nor later than the last day of each fiscal year beginning with the current fiscal year, the Loan Parties shall prepare and deliver to Agent projections of the Loan Parties and their Subsidiaries for the next succeeding fiscal year, on a month to month basis, including a balance sheet and cash flow statement as at the end of each quarterly period and income statements and statements of cash flows for each relevant period and for the period commencing at the beginning of the fiscal year and ending on the last day of such relevant period. Such projections shall be prepared in good faith on the basis of sound financial planning practice consistent with past budgets and financial statements and that none of the officers of the Loan Parties has reason to question the reasonableness of any material assumptions on which such projections were prepared.

(h)          SEC Filings/Press Releases. Promptly after the same are (i) filed, copies of all financial statements and regular, periodic or special reports which any Loan Party or Subsidiary may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority, (ii) sent, copies of all financial statements, management reports and reports related thereto which any Loan Party or Subsidiary sends generally to its shareholders or other equity holders, and (iii) made available, all press releases to the public concerning material developments in the business of any of the Loan Parties or any of their respective Subsidiaries.

(i)          [Reserved.]

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(j)          Annual Perfection Certificate. Each year (other than for the fiscal year ending December 31, 2016), at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01, Borrower shall deliver to Agent a Senior Officer’s certificate either confirming that there has been no change in the information set forth in the Perfection Certificate since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 6.01(j) and/or identifying any applicable changes.

(k)          Updates to Schedules. In addition to any specific requirement herein to update any Schedule attached hereto concurrently with delivery of a Compliance Certificate, should any of the information or disclosures provided in any of the other Schedules attached hereto or attached to any other Loan Document which are not limited to matters disclosed as of the Closing Date become outdated or incorrect in any material respect, Borrower shall, together with delivery of each Compliance Certificate as required by Section 6.01(d), provide Agent in writing with such revisions or updates to such Schedules as may be necessary or appropriate to update or correct such Schedules; provided, however, that no Default or Event of Default resulting from the inaccuracy or incompleteness of any such Schedule or the circumstance giving rise to such inaccuracy or incompleteness (to the extent the same is not permitted by this Agreement) shall be deemed to have been waived or cured, unless and until the Requisite Lenders, in their sole and absolute discretion, grant such waiver or cure in writing pursuant to Section 14.04.

6.02         Deliveries. Borrower shall deliver, or cause to be delivered, to Agent each of the notices, reports and other deliveries described below:

(a)          Material Occurrences. Promptly notify Agent in writing upon the occurrence of (i) any Event of Default or Default; (ii) any event, development or circumstance due to which any financial statements or other reports furnished to Agent or the Lenders fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Parent or Borrower as of the date of such statements; (iii) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party or Subsidiary to a Tax imposed by Section 4971 of the Code; (iv) each and every default by any Loan Party or Subsidiary which permits the holders of any Indebtedness of any Loan Party or Subsidiary, the outstanding principal amount of which exceeds $250,000, to accelerate the maturity of such Indebtedness, including the names and addresses of the holders of such Indebtedness and the amount of such Indebtedness; and (v) any other development in the business or affairs of any Loan Party or Subsidiary which could reasonably be expected to have a Material Adverse Effect.

(b)          Management. The Loan Parties shall notify Agent in writing promptly of any change in senior management (which, for purposes hereof, shall include any executive officer holding a more senior title than vice president, or the functional equivalent thereof), and, in any event (i) if such change arises from a voluntary termination of employment, or as the result of death or disability of such officer, such notice shall be given no later than five (5) Business Days after any Loan Party shall have obtained knowledge (excluding the knowledge of such officer) of such event and (ii) if such change arises from an involuntary termination of employment, such notice shall be given no later than the date that is five (5) Business Days prior to the occurrence of such event, unless the Loan Parties determine, in the good faith exercise of their commercially reasonable judgment, that the delay in effectuating such termination due to the aforedescribed notice obligation would be reasonably likely to have a Material Adverse Effect, in which case the Loan Parties shall notify Agent in writing within one (1) Business Day after the occurrence of such involuntary termination.

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(c)          Litigation. Promptly upon any officer of any Loan Party obtaining knowledge of (i) the institution of any Adverse Proceeding not previously disclosed by the Loan Parties to Agent or (ii) any material development in any Adverse Proceeding which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to it to enable Agent, Lenders and their counsel to evaluate such matter.

(d)          Notice of Corporate Changes. Promptly notify Agent in writing of any material change after the Closing Date in the authorized and issued Equity Securities of any Loan Party or any Subsidiary or any other material amendment to their applicable Organization Documents, such notice, in each case, to identify the applicable jurisdictions, capital structures or amendments, as applicable; provided that, this clause (d) shall not apply to (i) the issuance of Equity Securities of Parent in the form of common stock as dividends to previously issued Equity Securities of Parent, or (ii) to any issuance of Equity Securities of Parent reported to Agent and Lenders pursuant to the requirements of Section 6.01(h).

(e)          Notice of Adverse Events. Furnish Agent with (i) prompt written notice of any lapse or other termination, material adverse modification or revocation of any License or other Consent issued to any Loan Party or any Subsidiary by any Governmental Authority or any other Person that is material to the operation of the Business, (ii) prompt written notice of any refusal by any Governmental Authority or any other Person to renew or extend any such License or other Consent, (iii) copies of any periodic or special reports filed by any Loan Party or Subsidiary with any Governmental Authority or Person, if such reports indicate any material adverse change, (iv) copies of any material notices and other communications from any Governmental Authority or Person which specifically relate to any Loan Party or Subsidiary, its Licenses, or other Consents, and (v) prompt written notice of the occurrence of any development or event which is reasonably likely to cause any Loan Party or Subsidiary not to be in compliance in all material respects with all applicable Laws.

(f)          ERISA Notices and Requests. Furnish Agent, promptly after the occurrence thereof, notice of (i) any ERISA Event, together with a written statement describing the ERISA Event and the action, if any, which the Loan Party or ERISA Affiliate has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, or PBGC with respect thereto, (ii) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which Borrower or any ERISA Affiliate was not previously contributing shall occur; or (iii) the receipt by Borrower or any ERISA Affiliate of an unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter.

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(g)          Environmental Reports. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 6.01(a), 6.01(b) and 6.01(c) with a certificate signed by a Senior Officer of each Loan Party stating that, to the best of such Senior Officer’s knowledge, each Loan Party and Subsidiary is in compliance in all material respects with all Environmental Laws. To the extent any Loan Party or Subsidiary is not in compliance with the foregoing laws, the certificate shall set forth with reasonable specificity all areas of non-compliance and the proposed action such Loan Party or Subsidiary will implement in order to achieve such compliance.

(h)          Other Information. With reasonable promptness, each Loan Party shall deliver such other information and data with respect to such Loan Party or any of its Subsidiaries as from time to time may be reasonably requested by Agent or any Lender, including evidence that Borrower is in compliance with the Separateness Requirements and, without the necessity of any request by Agent or any Lender, (i) copies of all environmental audits and reviews, (ii) at least thirty (30) days prior thereto, notice of any Loan Party’s or such Subsidiary’s opening of any new office or place of business or any Loan Party’s or such Subsidiary’s closing of any existing office or place of business, and (iii) promptly upon any Loan Party’s learning thereof, notice of any labor dispute to which any Loan Party or such Subsidiary may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party or such Subsidiary is a party or by which any Loan Party or such Subsidiary is bound. Promptly upon request therefor by Agent or any Lender, the Loan Parties shall deliver such other business or financial data, reports, appraisals and projections as Agent or such Lender may reasonably request.

(i)           First Lien Indebtedness.

(i)          Concurrently with, or promptly after, delivery of any information, documents or certificates to any lender or agent under the First Lien Credit Documents, furnish to Agent complete copies of all such information, documents and certificates, in each case other than such information, documents and certificates previously or concurrently delivered pursuant to this Article 6.

(ii)         Promptly after receipt of such request, Borrower shall notify Agent of any request of any Loan Party or Subsidiary of any Loan Party from or on behalf of the First Lien Agent regarding the Collateral.

(j)          Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement or any other Loan Document.

Each notice pursuant to this Section 6.02 shall be accompanied by a statement of a Senior Officer of Borrower setting forth the nature and period of existence of such condition event or change and otherwise, details of the occurrence referred to therein and, if applicable, stating what action Borrower has taken and proposes to take with respect thereto.

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6.03         Preservation of Existence. Each Loan Party shall, and shall cause each of its Subsidiaries to:

(a)          conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in each case in accordance with the terms of this Agreement), including all Intellectual Property, in each case that are material to its business, and take all actions necessary to enforce and protect the validity of any Intellectual Property;

(b)          keep in full force and effect its existence and comply in all material respects with applicable Laws governing the conduct of the Business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and

(c)          except as otherwise permitted herein, make all such reports and pay all such franchise and other Taxes, Regulatory Assessments and License fees and do all such other acts and things as may be lawfully required to maintain its Licenses under the applicable Laws of any Governmental Authority.

6.04         Payment of Obligations. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities (unless the same are being Properly Contested), including:

(a)          all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets;

(b)          all lawful claims in excess of $100,000 in the aggregate which any Loan Party or any of its Subsidiaries is obligated to pay, which are due and which, if unpaid, might by Law become a Lien upon its property; and

(c)          pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.05         Compliance with Laws.

(a)          Each Loan Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all applicable Laws and with the lawful directions of each Governmental Authority having jurisdiction over them or their respective business or property (including all applicable Environmental Laws), including without limitation any requirements to clean up, remove, or remediate Hazardous Materials at any location where necessary to protect human health or the environment.

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(b)          Each Loan Party shall comply, and shall cause each of its Subsidiaries, officers, directors, employees and agents to comply with, all (i) Anti-Corruption Laws, (ii) Anti-Terrorism Laws, and (iii) Sanctions. Parent and Borrower shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their respective Subsidiaries, officers, directors, employees, and agents with all (1) Anti-Corruption Laws, (2) Anti-Terrorism Laws and (3) Sanctions.

6.06         Contractual Obligations. Promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations (a) (i) then being Properly Contested or (ii) not constituting a Material Contract and (iii) the nonperformance of such Contractual Obligations which would not cause an Event of Default.

6.07         Inspection; Lender Meeting.

(a)          Each Loan Party will permit, and will cause each of its Subsidiaries to permit, Agent or any Lender to perform an annual collateral field audit of Borrower’s accounts receivable, inventory and equipment, at Borrower’s cost (not to exceed $25,000 for any 12 month period unless an Event of Default exists). In addition, at any time during regular business hours and as often as reasonably requested upon reasonable notice (but not more often than twice in a calendar year unless an Event of Default exists), at Borrower’s cost (not to exceed $25,000 for any 12 month period unless an Event of Default exists), each Loan Party will permit Agent, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from such Loan Party’s records and books of account and to visit and inspect the properties of such Loan Party and its Subsidiaries, including, but not limited to, an annual collateral field audit on such Loan Party’s accounts receivable and inventory, and to discuss its affairs, finances and accounts with any of its officers, key employees, and Accountants and, upon request, furnish promptly to Agent and each Lender true copies of all financial information and internal management reports made available to the Board of Directors of Parent (or any committee thereof), other than information and reports that involve the attorney-client privilege. Borrower shall furnish to Agent such information concerning the Intellectual Property of the Loan Parties and their Subsidiaries (including, without limitation, application and registration numbers for any filings in connection with such intellectual property) as is reasonably necessary to permit Agent to identify and to perfect a security interest in such Intellectual Property. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, or if access is necessary to preserve or protect the Collateral, as determined by Agent or the Requisite Lenders, each such Loan Party or Subsidiary shall provide such access to Agent and Lenders at all times and without advance notice.

(b)          Each Loan Party will, and will cause each of its Subsidiaries to, upon the request of Agent or Requisite Lenders, participate in a meeting of Agent and Lenders once during each fiscal year to be held at Parent’s corporate offices (or at such other location as may be agreed to by Borrower and Agent) at such time as may be agreed to by Borrower and Agent.

6.08         Maintenance of Properties. Other than Dispositions permitted by Section 7.01, each Loan Party shall maintain or cause to be maintained, and shall cause its Subsidiaries to maintain or cause to be maintained, in good repair, working order and condition all material properties used in their respective businesses and will make or cause to be made, and shall cause its Subsidiaries to make or cause to be made, all appropriate repairs, renewals and replacements thereof.

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6.09         Insurance.

(a)          Each Loan Party and its Subsidiaries will maintain or cause to be maintained with financially sound and reputable insurers that have a rating of “A” or better as established by Best’s Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use), the life insurance policy required by Section 6.17 and public liability and property damage insurance with respect to their respective businesses and properties against loss or damage of the kinds customarily carried or maintained by a company of established reputation engaged in similar businesses and in amounts acceptable to Agent and will deliver evidence thereof to Agent. Without limiting the foregoing, each Loan Party and its Subsidiaries have established and shall maintain at all times (i) business interruption insurance in an amount satisfactory to Administrative Agent and (ii) flood insurance with respect to all real property that constitutes Collateral pursuant to a mortgage, security deed, deed of trust or similar document or instrument in favor of Administrative Agent for the benefit of the Secured Parties and is located in a community that participates in the National Flood Insurance Program.

(b)          Subject to Section 6.19, all such insurance policies shall provide that Agent shall be named as an additional insured or loss payee, as applicable and that such insurance policies may not be canceled or materially modified unless the insurance carrier gives at least 30 days prior written notice of such cancellation or modification to Agent.

(c)          If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, upon notice to such Loan Party, may obtain such insurance and pay the premium therefor on behalf of such Loan Party, and such expenses so paid shall be part of the Obligations.

6.10         (Reserved).

6.11         Compliance with ERISA. Cause, and cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with its terms and with the applicable provisions of ERISA, the Code and other federal or state Law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan before the applicable due date.

6.12         Use of Proceeds.

(a)          The proceeds of the Loans shall be used solely as provided in the Prior Securities Purchase Agreements.

(b)          No portion of the proceeds of any Loans shall be used in any manner that causes or might cause such Loan or other Borrowing or Letter of Credit or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act or to violate any Sanctions, Anti-Terrorism Law or Anti-Corruption Law.

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6.13         Customer Contracts. Each Contractual Obligation entered into by any Loan Party and its respective customers after March 31, 2017 shall (a) permit, without the prior consent of the applicable customer, the assignment of the applicable Loan Party’s rights and the delegation of such Loan Party’s duties under such Contractual Obligation to Agent and (b) not prohibit, trigger a default or require the consent of such customer in the event of a change of control of the Loan Party party to such Contractual Obligation or the appointment of a receiver of such Loan Party’s business or assets.

6.14         New Real Property.

If any Loan Party acquires at any time or times hereafter any fee simple interest in real property, then within ninety (90) days of the acquisition thereof such Loan Party shall execute and deliver to Agent, as additional security and Collateral for the obligations, deeds of trust, security deeds, mortgages or other collateral assignments reasonably satisfactory in form and substance to Agent and its counsel (herein collectively referred to as “New Mortgages”) covering such real property. The New Mortgages shall be duly recorded (at the Loan Parties’ expense) in each office where such recording is required to constitute a valid lien on the real property covered thereby. In respect of any New Mortgage, Loan Parties shall deliver to Agent, at Loan Parties’ expense, mortgagee title insurance policies issued by a title insurance company reasonably satisfactory to Agent, which policies shall be in form and substance reasonably satisfactory to Agent and shall insure a valid lien in favor of Agent on the property covered thereby, subject only to Permitted Liens and those other exceptions reasonably acceptable to Agent and its counsel. Loan Parties shall also deliver to Agent such other usual and customary documents, including ALTA surveys of the real property described in the New Mortgages, as Agent and its counsel may reasonably request relating to the real property subject to the New Mortgages.

6.15         Control Agreements; Cash Management Systems.

(a)          Subject to Section 6.19, the applicable Loan Parties will establish and maintain the Designated Deposit Accounts.

(b)          Subject to Section 6.19, concurrently with the opening of any new deposit, securities, commodity or similar account or lock box by any Loan Party or any of its Subsidiaries after the Closing Date, such Loan Party or Subsidiary shall enter into a Control Agreement with the applicable depository, securities intermediary or commodities intermediary with respect to such account. Notwithstanding the foregoing, this Section 6.15(b) shall not apply to (i) any payroll account so long as such payroll account is a zero balance account, or (ii) withholding Tax, employee benefits and similar fiduciary accounts. After the occurrence and during the continuation of an Event of Default, Agent shall be entitled to deliver a notice to any financial institution that is party to a Control Agreement of its exercise of control, subject to the rights of First Lien Agent, over any deposit, securities, commodity or other account or lock box subject to such Control Agreement.

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(c)          Each Loan Party shall provide Agent with electronic access at all times to each of its and its Subsidiaries’ depositary, securities intermediary or commodities intermediary accounts so that Agent may monitor the activity in such accounts.

6.16         Collateral Access Agreements. Each Loan Party shall, with respect to each lease entered into, renewed or extended following the Closing Date for leased property (a) where books and records are stored or located, (b) where Collateral with an estimated value in excess of the Threshold Amount is stored or located, or (c) the loss of which would reasonably be expected to have a Material Adverse Effect, obtain a Collateral Access Agreement from the lessor of such leased property in connection with entering, renewing or extending such lease. Nothing contained herein shall affect any Collateral Access Agreement obtained under any of the Prior Securities Purchase Agreements.

6.17         Key-Man Life Insurance. The Loan Parties shall maintain a $3,000,000 key-man life insurance policy with respect to the life of Matthew Rosen.

6.18         Subsidiaries. Not less than twenty (20) days prior to creating a Subsidiary or acquiring the Equity Securities in a Person, such that such Person will become a Domestic Subsidiary or First Tier Foreign Subsidiary, the applicable Loan Party shall notify Agent of such Loan Party’s or of such Loan Party’s Subsidiary’s intention to create such Subsidiary or acquire such Equity Securities, and following such notice such Subsidiary will not be created or acquired until such Loan Party has complied with and caused each Subsidiary to comply with this Section 6.18 and received all required consents pursuant to this Agreement and the Subordinated Debt Documents.

(a)          In the event any Person becomes a Domestic Subsidiary of any Loan Party, such Loan Party shall concurrently with such creation or acquisition (or such later date acceptable to Agent in its sole discretion) of such Subsidiary, cause such Subsidiary to (i) become a Guarantor hereunder and a Grantor (as defined therein) under the applicable Security Documents by executing and delivering to Agent a Joinder Agreement, (ii) pledge or create the equivalent security over, or cause any Person that owns the Equity Securities of such Subsidiary to pledge (or create the equivalent security over), 100% of the Equity Securities of such Subsidiary by delivering, or causing any Person that owns the Equity Securities of such Subsidiary to deliver, the original stock certificates evidencing the Equity Securities of such Subsidiary to Agent, together with appropriate stock powers executed in blank or by other method acceptable to Agent in its reasonable discretion; and (iii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, opinions and certificates as are reasonably requested by Agent.

(b)          In the event any Person becomes a First Tier Foreign Subsidiary, such Loan Party shall concurrently with such creation or acquisition (or such later date acceptable to Agent in its sole discretion) of such Subsidiary, (i) pledge or create the equivalent security over, or cause any Person that owns the Equity Securities of such Subsidiary to pledge (or create the equivalent security over), 65% of the Equity Securities of such Subsidiary by delivering, or causing any Person that owns the Equity Securities of such Subsidiary to deliver, the original stock certificates evidencing the Equity Securities of such Subsidiary to Agent, together with appropriate stock powers executed in blank or by other method acceptable to Agent in its reasonable discretion; and (ii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, opinions and certificates as are reasonably requested by Agent.

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6.19         Post-Closing Covenants. The Loan Parties will, and will cause each of their Subsidiaries to, perform the obligations set forth on Schedule 6.19 on or before the date provided in Schedule 6.19 (as such date may be extended by Administrative Agent in its sole discretion) with respect to each such obligation unless Administrative Agent has agreed in its sole discretion in writing to waive such obligation in its entirety.

6.20         Separateness Requirements. The Loan Parties will comply with, and are causing their respective Subsidiaries to comply with the Separateness Requirements.

6.21         Board Observer. Each Loan Party shall give Lenders notice of (in the same manner as notice is given to directors), and permit one person designated by each Lender to attend as a non-voting observer (each such observer, an “Observer”), all meetings of its Board of Directors and all executive and other committee meetings of its Board of Directors and shall provide to Lenders the same information concerning the Loan Parties and their Subsidiaries, and access thereto, provided to members of the Loan Parties’ respective Boards of Directors and such committees, as applicable (the “Board Materials”).  The reasonable travel expenses incurred by any Observer in attending any board or committee meetings shall be reimbursed by the Loan Parties; provided, that no Loan Party will be required to permit any Observer to attend, as an observer, any meeting of its Board of Directors or any committee thereof or provide any Board Materials to any Observer unless such Observer has executed a confidentiality agreement satisfactory to the Lender appointing such Observer and such Loan Party in their respective reasonable determinations.  The Observers may be excluded from any meeting (or portion thereof) or denied access to any Board Materials (or portion thereof) if and to the extent (a) access to such information or attendance at such meeting or portion thereof would adversely affect any attorney-client privilege, (b) access to such information or attendance at such meeting or portion thereof could reasonably be expected to result in disclosure of trade secrets or a conflict of interest, or (c) any of the Lenders, the Loan Documents, the lenders of the First Lien Indebtedness or the First Lien Credit Documents are the subject matter of such information or are under discussion at such meeting. The Lenders agree that all Board Materials shall remain confidential and shall not be voluntarily disclosed to any other Person, except as may be required by Law.

SECTION 7

NEGATIVE COVENANTS

So long as any Obligations remain unpaid or unperformed, Borrower shall not, nor shall it permit any Loan Party or any Subsidiary to, directly or indirectly:

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7.01         Fundamental Changes; Consolidation; Mergers and Acquisitions; Dispositions. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly: (a) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Securities of any Person or permit any other Person to consolidate with or merge with it (other than the consummation of the Target Transactions and any merger between Loan Parties other than Parent), or (b) Dispositions of any of its properties or assets, except (i) Ordinary Course Dispositions and (ii) Dispositions as a result of the taking of any assets of any Loan Party or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a Disposition of any such assets to a purchaser with such power under threat of such a taking.

7.02         Liens. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Liens, including Liens disclosed on Schedule 7.02.

7.03         Guarantees. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) guarantees made by a Loan Party in favor of another Loan Party (other than Parent) as a condition to a License of a Loan Party, (b) other guarantees in the ordinary course of business up to an aggregate amount of $345,000, (c) the endorsement of checks in the ordinary course of business, and (d) guarantees pursuant to the First Lien Credit Documents, subject to the terms and conditions of the East West Subordination Agreement.

7.04         Investments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly make any Investments, except:

(a)          Investments in cash and Cash Equivalents;

(b)          Investments existing on the Closing Date as set forth on Schedule 7.04 hereto;

(c)          Investments not otherwise prohibited hereunder by a Loan Party in another Loan Party (other than Parent);

(d)          loans permitted by Section 7.05;

(e)          the Target Transactions;

(f)          Investments by Borrower and its Subsidiaries in Capital Expenditures permitted to be made pursuant to Section 7.15(c); and

(g)          Investments not otherwise prohibited hereunder, provided that, the aggregate amount of such other Investments (less any return on such Investment) does not at any time exceed $287,500.

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7.05         Loans. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly make or have outstanding advances, loans or extensions of credit to any Person, including any Subsidiary or Affiliate, except for (a) the extension of commercial trade credit in connection with the sale of inventory in the ordinary course of business, (b) loans to employees of the Loan Parties in the ordinary course of business not to exceed, in the aggregate, $28,750 at any time outstanding and (c) to the extent not otherwise prohibited hereunder, loans among Loan Parties (other than loans to or from Parent).

7.06         Restricted Payments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly declare, pay or make any Restricted Payments other than (a) intercompany payments made in the ordinary course of business for funding of such Loan Party’s payroll and terminating NBS traffic on Parent’s network, provided that any payments by Borrower or any of its Subsidiaries to Parent shall be at direct cost plus a mark-up not in excess of the average mark-up provided to third party customers for similar services, (b) any Corporate Allocation Payment, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result from the making of such payment and (ii) any proposed Corporate Allocation Payment, together with all other Corporate Allocation Payments made during the period of twelve (12) consecutive fiscal months ending on the last day of the month in which such proposed Corporate Allocation Payment is to be made, shall not in the aggregate exceed the sum of $2,000,000 in any fiscal year; provided that, if the Corporate Allocation Payment in any fiscal year exceeds $1,500,000, the Loan Party shall deliver a certificate to Agent (together with the Compliance Certificate for such fiscal year) comparing the Corporate Allocation Payment for such fiscal year to the previous fiscal year and the projections for such fiscal year and, if in excess of projections, discussing why such Corporate Allocation Payments exceed such projections, (c) a Loan Party may make Restricted Payments to Borrower or any other Loan Party (other than Parent), (d) a Subsidiary may make Restricted Payments to Borrower or any other Loan Party (other than Parent), (e) payment by Borrower of the purchase price of the Target Company pursuant to the Target Acquisition Agreement on the Closing Date, and (g) payments by Parent pursuant to the Rosen Shareholder Note to the extent permitted by the Rosen Subordination Agreement.

7.07         Indebtedness. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Indebtedness except:

(a)          trade debt incurred in the ordinary course of business;

(b)          the Indebtedness created under this Agreement;

(c)          Indebtedness for Capital Expenditures permitted under Section 7.15(c), including Purchase Money Indebtedness and indebtedness incurred under Capital Lease Obligations, in each case incurred in connection with such Capital Expenditures, in an aggregate amount not to exceed $575,000 per year for all Loan Parties and their respective Subsidiaries;

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(d)          Indebtedness disclosed on Schedule 7.07 including up to $3,450,000 aggregate amount of Indebtedness at any time in respect of equipment financing leases, and any extension, renewal or refinancing thereof; provided that in connection with any such extension, renewal or refinancing: (i) the aggregate principal amount of such Indebtedness is not increased, (ii) the scheduled maturity date of such Indebtedness is not shortened, (iii) the covenants or defaults are not materially more restrictive or more onerous than analogous provisions in the documentation of such Indebtedness as in effect on the Closing Date;

(e)          Indebtedness in respect of Hedging Obligations, permitted by Section 7.21;

(f)          guaranty obligations permitted pursuant to Section 7.03 hereof;

(g)          the Subordinated Debt, subject to the term and conditions of the applicable Subordination Agreement;

(h)          to the extent not otherwise prohibited hereunder, Indebtedness owed among the Loan Parties (other than loans to or from Parent); or

(i)          other unsecured Indebtedness not otherwise prohibited hereunder; provided that, the aggregate outstanding principal amount shall not exceed at any time $287,500.

7.08         Nature of Business No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, substantially change the nature of the business in which it is presently engaged, or except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business and where such assets or property are useful in, necessary for and are to be used in its business as presently conducted.

7.09         Transactions with Affiliates. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except for (a) transactions in the ordinary course of business, entered into on an arm’s-length basis on fair and reasonable terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate; (b) the payment of customary and reasonable directors’ fees to directors who are not employees of the Loan Parties or any Affiliate of the Loan Parties as well as the payment of their reasonable out-of-pocket expenses incurred in performing their directorial duties and the payment of indemnities owing to them as directors; or (c) certain loans by Affiliates to Parent as permitted by the terms of this Agreement or as indicated on Schedule 7.07.

7.10          Leases. Unless Agent consents in writing in its reasonable discretion, no Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly enter as lessee or sublessee into any lease arrangement for real property if (a) after giving effect thereto, aggregate annual rental payments for any individual leased or subleased property would exceed $1,150,000 in any one fiscal year in the aggregate for all Loan Parties and their respective Subsidiaries or (b) after giving effect thereto, aggregate annual rental payments for all leased and subleased property for all Loan Parties and their respective Subsidiaries would exceed the aggregate annual rent payments for all leased and subleased property for all Loan Parties and their respective Subsidiaries as of the Closing Date by more than $115,000.

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7.11         Subsidiaries; Partnerships; Joint Ventures. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, form any Subsidiary (other than a Subsidiary, the formation of which shall have been consented to in advance in writing by Agent), or enter into any partnership, joint venture or similar arrangement unless consented to by Agent.

7.12         Fiscal Year and Accounting Changes No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly maintain a fiscal year other than a year ending on December 31, or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in Tax reporting treatment except as required by applicable Law.

7.13         Amendment of Organizational Documents. From and after the Closing Date, no Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, amend, modify or waive any material term or material provision of its Organization Documents in a manner materially adverse to Agent or any Lender, except as required by applicable Law.

7.14         Limitation on Modifications of Indebtedness; Modifications of Certain Other Agreements; Etc. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) amend or modify, or permit the amendment or modification of, any provision of the Indebtedness described in Section 7.07 hereto or of any agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to such Indebtedness which do not in any way adversely affect the interests of the Lenders and are otherwise permitted under Section 7.07, (b) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Indebtedness which is contractually subordinated to any of the Obligations, (c) amend or modify, or permit the amendment or modification of, any provision of (i) the Subordinated Debt Documents, except as permitted by the applicable Subordination Agreement, or (ii) the Seller Specified Obligations, other than any amendments or modifications which do not in any way adversely affect the interests of the Lenders and are otherwise permitted hereunder, or (d) amend or modify, or permit the amendment or modification of, any provision of any Material Contract, other than any amendments or modifications which do not in any way adversely affect the interests of the Lenders and are otherwise permitted hereunder.

7.15         Financial Covenants.

(a)          The Borrower shall not

(a) Maximum Total Leverage Ratio. Permit the Total Leverage Ratio of Borrower on a Consolidated Basis, measured for each period of four consecutive fiscal quarters, on the last day of each fiscal quarter (each, a “Measurement Date”), to be greater than the ratio set forth below for the corresponding period at any time:

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Period	Ratio

Closing Date through September 30, 2017	5.50:1.00

December 31, 2017 through March 31, 2018	5.25:1.00

June 30, 2018 through September 30, 2018	5.00:1.00

December 31, 2018 through March 31, 2019	4.75:1.00

June 30, 2019 and thereafter	4.50:1.00

(b)          Fixed Charge Coverage. Permit the Fixed Charge Coverage Ratio of Borrower on a Consolidated Basis, measured for each period of four consecutive fiscal quarters beginning with the fiscal quarter ending on December 31, 2016, and on each Measurement Date thereafter, to be less than the ratio set forth below for the corresponding period at any time:

Period	Ratio

December 31, 2016 through December 31, 2019	1.05:1.00

March 31, 2020 and thereafter	1.10:1.00

(c)          Borrower Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures of Borrower on a Consolidated Basis in the fiscal year ending December 31, 2016 in an aggregate amount in excess of $6,325,000 and in any fiscal year thereafter in an aggregate amount in excess of 6.09% of the revenue of Borrower on a Consolidated Basis for the immediately preceding four consecutive fiscal quarters (calculated on a pro forma basis in form and substance reasonably acceptable to Agent).

(d)          Parent Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures of Parent.

(e)          Maximum Senior Leverage Ratio. Permit the Senior Leverage Ratio of Borrower on a Consolidated Basis, measured for each period of four consecutive fiscal quarters on each Measurement Date, to be greater than the ratio set forth below for the corresponding period at any time:

Period	Ratio

Closing Date through September 30, 2017	4.00:1.00

December 31, 2017 through March 31, 2018	3.75:1.00

June 30, 2018 through September 30, 2018	3.50:1.00

December 31, 2018 through March 31, 2019	3.25:1.00

June 30, 2019 and thereafter	3.00:1.00

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(f)          Minimum Adjusted EBITDA. Permit the Adjusted EBITDA of Parent on a Consolidated Basis to be less than 12,750,000 at any time.

(g)          Minimum Liquidity. Permit the Liquidity of Parent on a Consolidated Basis to be less than $5,100,000 on December 31, 2016.

For purposes of calculating the covenants in this Section 7.15, any Acquisition, including the Target Transaction, or Disposition (and the incurrence or repayment of any Indebtedness in connection therewith) that exceeds the First Lien Threshold Amount has been made either (i) during the applicable period or (ii) subsequent to such period and prior to or simultaneously with the event for which the calculation of any such ratio is made, shall be calculated on a pro forma basis (including pro forma adjustments arising out of anticipated synergies, cost savings and other events directly attributable to such Acquisition or Disposition that are factually supportable and are expected to have a continuing effect), in form and substance satisfactory to Agent in its reasonable discretion, assuming that such Acquisition or Disposition (and any increase or decrease in Adjusted EBITDA of any Person and the component financial definitions used therein attributable to such Acquisition or Disposition other than Fixed Charges prior to July 1, 2017) had occurred on the first day of the applicable period. Notwithstanding the above, (1) other than as provided in clause (3) of this sentence, no pro forma adjustment in excess of $1,000,000 for any Acquisition or Disposition shall be made unless approved by Agent in its sole discretion, (2) Adjusted EBITDA for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 shall be as set forth on Schedule 7.15, and (3) on and after the Acquisition of the Target Company, Adjusted EBITDA of any Person shall be calculated for the fiscal quarter ending December 31, 2016 on a pro forma basis utilizing the anticipated synergies and cost savings set forth on page 10 of the Target Quality of Earnings Report.

7.16         ERISA. No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, engage in any transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any material non-exempt “prohibited transaction” (as defined in Section 4975 of the Code); (b) fail to materially comply with the terms of any Plan, ERISA or any other applicable Laws; (c) incur any material “unpaid required contribution” (as defined in Section 302 of ERISA) or otherwise fail to meet the minimum funding standards of Section 302 through 305 of ERISA; or (d) fail to promptly notify Agent of any ERISA Event. Neither Borrower nor its ERISA Affiliates shall (i) terminate any Plan where such event could result in any material liability to Borrower or an ERISA Affiliate, or the imposition of a lien on the property of any Borrower or any ERISA Affiliate pursuant to Section 4068 of ERISA, or (ii) incur any material withdrawal liability under any Multiemployer Plan. Notwithstanding any other provision of this Agreement or any other Loan Document, neither Borrower nor its ERISA Affiliates shall (i) establish or agree to contribute to or otherwise incur liability under any Pension Plan or Multiemployer Plan under which Borrower or its ERISA Affiliates have no liability as of the date of this Agreement or (ii) acquire an interest in any Person if such Person sponsors, administers, maintains or contributes to, or has any liability in respect of any Pension Plan or Multiemployer Plan.

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7.17         Prepayment of Indebtedness. No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, at any time, directly or indirectly, prepay any Indebtedness, or repurchase, redeem, retire or otherwise acquire any Indebtedness, other than, in each case, the Obligations to the Lenders.

7.18         Burdensome Agreements. No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries, to create or otherwise cause or suffer to exist or become effective, directly or indirectly, (a) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person) on the creation or existence of any Lien upon the assets of any Loan Party or any of its Subsidiaries, other than restrictions in agreements evidencing Purchase Money Indebtedness and Capital Leases permitted by Section 7.07(c) that impose restrictions on the property so acquired, (b) any Contractual Obligation (other than the Subordination Agreement) which may restrict or inhibit Agent’s rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default, (c) any prohibition or restriction on the ability of any Subsidiary of Borrower to (i) pay dividends or make distributions to on any of such Subsidiary’s Equity Securities owned by Borrower or by its Subsidiaries, (ii) to repay or prepay any Indebtedness owed by such Subsidiary to Borrower or to its Subsidiaries, (iii) make loans or advances to Borrower or its Subsidiaries or (iv), other than restrictions in agreements evidencing Purchase Money Indebtedness and Capital Leases permitted by Section 7.07(c) that impose restrictions on the property so acquired, transfer any of its property or assets to Borrower or its Subsidiaries, or (d), other than as provided on Schedule 7.18, require or create an obligation for any Loan Party or its Subsidiaries to pay dividends, distributions or otherwise make a Restricted Payment.

7.19         Separateness Requirements. No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, engage in any activity prohibited by the Separateness Requirements.

7.20         Deposit Accounts; Securities Account. Except as expressly permitted by the Security Documents or as expressly provided for in this Agreement, no Loan Party shall establish or maintain a Deposit Account, Securities Account, or Commodities Account that is not subject to a Control Agreement.

7.21         Hedging Transactions. No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which any of the Loan Parties or any Subsidiary of Parent is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, Borrower acknowledge on behalf of itself and the other Loan Parties that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which any of the Loan Parties or any Subsidiary of Parent is or may become obliged to make any payment (a) in connection with the purchase by any third party of any Equity Securities or any Indebtedness or (b) as a result of changes in the market value of any Equity Securities or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

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SECTION 8

EVENTS OF DEFAULT AND REMEDIES

8.01         Events of Default. Any one or more of the following events shall constitute an Event of Default:

(a)          Any Loan Party shall default in the payment of the principal amount of any Obligation, when and as the same shall become due and payable, whether at maturity or at a date fixed for payment or prepayment or by acceleration or otherwise; or

(b)          Any Loan Party shall default in the payment of any installment of interest on any Obligation or any other amount due under this Agreement or under any other Loan Document or the Notes (other than as set forth in clause (a) of this Section 8.01) according to its terms, when and as the same shall become due and payable and such default shall continue for a period of three (3) Business Days after the due date for the payment thereof; or

(c)          Any Loan Party or any of its Subsidiaries shall default in the due observance or performance of any covenant to be observed or performed pursuant to Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.08, 6.09, 6.12, 6.14, 6.18, 6.19 or 6.20 or Section 7; or

(d)          Any Loan Party or any of its Subsidiaries shall default in the due observance or performance of any other covenant, condition or agreement on the part of such Loan Party or such Subsidiary to be observed or performed pursuant to the terms hereof or any of the Loan Documents (other than those referred to in clauses (a), (b) or (c) of this Section 8.01), and such default shall continue for fifteen (15) days after the earliest of (i) if any Loan Party has knowledge of such default, the date such Loan Party is required pursuant to the Loan Documents or otherwise to give notice thereof to Agent or Lenders (whether or not such notice is actually given) or (ii) the date of written notice thereof, specifying such default, shall have been given to the Loan Parties by Agent or any Lender; or

(e)          Any representation, warranty or certification made by or on behalf of any Loan Party or any of its Subsidiaries in this Agreement, the other Loan Documents or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect in any material respect (without duplication of any materiality qualification therein) when made; or

(f)          Any event or condition shall occur that results in the acceleration of the maturity of any Indebtedness of any Loan Party or any of its Subsidiaries in an amount in excess of $575,000 for any Loan Party or its Subsidiary or $1,150,000 for all Loan Parties and their respective Subsidiaries, or any default shall occur by any Loan Party under the Subordinated Debt Documents, in each case which the Loan Parties fail to cure within any applicable cure period; or

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(g)          Any uninsured damage to or loss, theft or destruction of any assets of any Loan Party or any of its Subsidiaries shall occur that is in excess of $575,000 for any Loan Party or its Subsidiary or $1,150,000 for all Loan Parties and their respective Subsidiaries; or

(h)          An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party or any of its Subsidiaries, or of a substantial part of any of their respective property or assets, under the Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of its Subsidiaries, or for a substantial part of any of their respective property or assets, or (iii) the winding up or liquidation of any Loan Party or any of its Subsidiaries; and such proceeding or petition shall continue undismissed for sixty (60) days, or an order or decree approving or ordering any of the foregoing shall be entered; or

(i)          Any Loan Party or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar applicable Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) of this Section 8.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official, for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due, or (vii) take any action for the purpose of effecting any of the foregoing; or

(j)          One or more judgments for the payment of money in an aggregate amount in excess of $575,000 shall be rendered against any Loan Party or any of its Subsidiaries or in excess of $1,150,000 for all Loan Parties and their respective Subsidiaries (to the extent not covered by independent third-party insurance (1) as to which the insurer is rated at least “A” by A.M. Best Company, (2) who has been notified of the potential claim and has either accepted tender of defense and is defending such claim or has authorized the insured to defend such claim and (3) who does not dispute coverage) or one or more non-monetary final judgments shall be rendered against any Loan Party or any of its Subsidiary which could reasonably be expected to have a Material Adverse Effect and, in each case, such judgement shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgement creditor to levy upon assets or properties of any Loan Party or any of its Subsidiaries to enforce any such judgment; or

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(k)          Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or Borrower or any Guarantor denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or any Loan Document intended to provide a Lien in favor of Agent or any Lender, fails to create a valid and perfected First Priority Lien (except for Permitted Liens that by operation of law would take priority) on, or security interest in, any of the Collateral purported to be covered; or

(l)          Unless otherwise waived or consented to by the Requisite Lenders in writing, the subordination provisions relating to any Indebtedness subordinated to the Indebtedness pursuant to the Notes and this Agreement (collectively, the “Subordination Provisions”) shall fail to be enforceable by Agent and the Lenders in accordance with the terms thereof, or the monetary obligations pursuant to the Notes and this Agreement shall fail to constitute “Senior Debt” (or similar term) referring to such obligations; or any Loan Party shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of Agent and the Lenders or (iii) that all payments of principal of or premium and interest on the such subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party or Subsidiary, shall be subject to any of such Subordination Provisions; or any Loan Party shall make any Subordinated Debt Payment not permitted by the applicable subordination agreement; or

(m)          (i) An ERISA Event occurs with respect to a Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any of its Subsidiaries in an aggregate amount in excess of the Threshold Amount; (ii) the aggregate amount of Unfunded Pension Liability among all Plans at any time exceeds the Threshold Amount; or (iii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payments with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(n)          The occurrence of any event or condition that could reasonably be expected to have a Material Adverse Effect; or

(o)          There occurs (i) any Change of Control, or (ii) any event relating to a change in the corporate ownership, control or governance of Parent or any Subsidiary as issuer (an “Issuer”) of any notes, bonds, debentures, convertible debt or other debt securities, the result of which is to cause Indebtedness evidenced by any such notes, bonds, debentures, convertible debt or other debt securities to be subject to mandatory redemption or repurchase by such Issuer, provided the outstanding amount of such outstanding Indebtedness exceeds $287,500; or

(p)          Any License held by any Loan Party shall be cancelled, terminated, rescinded, revoked, suspended, impaired, otherwise finally denied renewal, or otherwise modified, in each case, to the extent the same could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or any material License held by any Loan Party shall be renewed on terms that materially and adversely affect the economic or commercial value or usefulness thereof; or any License held by any Loan Party shall cease to be in full force and effect if such failure to be in full force and effect could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; or the grant of any material License held by any Loan Party shall have been stayed, vacated or reversed, or modified in any material adverse respect by judicial or administrative proceedings.

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8.02         Remedies Upon Event of Default. Without limiting any other rights or remedies of Agent or Lenders provided for elsewhere in this Agreement or in the other Loan Documents, or by applicable Law, or in equity, or otherwise:

(a)          Upon the occurrence, and during the continuance, of any Event of Default (other than an Event of Default described in Sections 8.01(i) and (j), in respect of which Section 8.02(b) shall apply) Agent may, and upon the request of Requisite Lenders, shall:

(i)          declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon, any unpaid fees and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable to Agent for the benefit of each Lender without protest, presentment, notice of dishonor, demand or other notice of any kind, all of which are expressly waived by Borrower; and/or

(ii)         exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents.

(b)          Upon the occurrence of any Event of Default described in Section 8.01(i) or Section 8.01(j):

(i)          the unpaid principal of all Loans, all interest accrued and unpaid thereon, any unpaid fees and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

(ii)         Agent may enforce any and all Liens and security interests created pursuant to the Security Documents.

(c)          Upon the occurrence and during the continuance of any Event of Default, Agent, without notice to or demand upon Borrower, all of which are expressly waived by Borrower, may proceed to protect, exercise and enforce its rights and remedies under the Loan Documents against Borrower and its Subsidiaries and such other rights and remedies as are provided by Law or equity (including, without limitation, the provisions of the applicable Uniform Commercial Code).

(d)          Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent on account of the Notes or any other amounts outstanding under any of the Loan Documents or in respect of the Collateral may, at Agent’s discretion, or shall, at the direction of the Requisite Lenders, be paid over or delivered as follows:

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FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Agent in connection with enforcing its rights and the rights of the Lenders under this Agreement and the other Loan Documents;

SECOND, to the payment of any fees owed to the Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement or the other Loan Documents;

FOURTH, to the payment of all accrued fees and Interest which has not been included in the principal amount, in respect of the Notes, this Agreement or the other Loan Documents;

FIFTH, to the payment of the principal amount of the Notes, pro rata, until paid in full;

SIXTH, to all other obligations which shall have become due and payable under the Loan Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, the balance, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion of the principal amount of the Notes held by such Lender bears to the aggregate then outstanding principal amount of the Notes) of amounts available to be applied pursuant to clauses “FOURTH”, “FIFTH” and “SIXTH” above.

(e)          FCC Licenses; PUC Licenses; Related Collateral

(i)          Agent’s rights hereunder (and the rights of any receiver appointed by reason of the exercise of remedies hereunder) with respect to the FCC Licenses and the PUC Licenses and any Collateral subject to such FCC Licenses and PUC Licenses, are expressly subject to, and limited by any obligations and/or restrictions imposed by, the Communications Law.  Borrower agrees to, and to cause each Loan Party and Subsidiary of a Loan Party, to take any action which Agent may request in order to obtain and enjoy the full rights and benefits granted to Agent by this Agreement and the other Loan Documents, including the use of its best efforts to assist in obtaining Consent of the FCC or any PUC for any action or transaction contemplated by this Agreement or any other Loan Documents which Consent is then required by Law.

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(ii)         Prior to the exercise by Agent (or any receiver appointed by reason of the exercise of remedies hereunder) of any power, rights, privilege, or remedy pursuant to this Agreement or any other Loan Document which requires any Consent of the FCC or any PUC, Borrower will, and will cause each Loan Party and Subsidiary of a Loan Party, at the request of Agent, execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, and other documents and papers that Agent determines may be required to obtain such Consent. Without limiting the generality of the foregoing, each such Loan Party or Subsidiary will promptly upon request by Agent (or any such receiver so appointed) execute and deliver the appropriate portions of applications to the FCC or PUC for its Consent to the assignment of or the direct or indirect transfer of control of the FCC Licenses and PUC Licenses issued to such Loan Party or Subsidiary and/or any Collateral subject to such FCC Licenses and PUC Licenses and use its best efforts, upon the request of Agent (or any receiver so appointed) to assist in obtaining from the FCC or PUC the necessary Consent, if any, for the assignment of or the direct or indirect transfer of control of such FCC Licenses, such PUC Licenses, and any Collateral subject to the such FCC Licenses or PUC Licenses to Agent or its designee upon or following an Event of Default.

(iii)        If any Loan Party or Subsidiary shall refuse to prepare, execute or file any such application or portion thereof within three (3) Business Days of being requested to do so by Agent, any court of competent jurisdiction may (1) direct such Loan Party or Subsidiary to provide such information to the receiver or the court, as the case may be, as will permit the filing of the application and (2) authorize the clerk of the court or any other designee of the court to prepare, execute and file any such application or portion thereof on behalf of such Loan Party or Subsidiary. Borrower acknowledges, and will cause each Loan Party to acknowledge, that the assignment of the FCC Licenses and the PUC Licenses, or change of control over any Loan Party or Subsidiary, is integral to Agent’s realization of the value of their Collateral, that there is no adequate remedy at Law for failure by any Loan Party to comply with the provisions of this Section 8.02(e), and that such failure would not be adequately compensable in damages, and therefore, agree that the agreements contained in this Section 8.02(e) may be specifically enforced.

(iv)        Notwithstanding anything to the contrary contained in any Loan Document but without waiving or limiting any obligations of any Loan Party or Subsidiary hereunder, neither Agent nor any receiver appointed by reason of the exercise of remedies hereunder shall control, supervise, direct, or manage, or attempt to control, supervise, direct, or manage, the business of any Loan Party or Subsidiary, in any case that would constitute or result in any assignment of any FCC License or PUC License or any Collateral subject to such FCC Licenses or PUC Licenses, or a direct or indirect transfer of control of any Loan Party or Subsidiary, any FCC License or any PUC License, whether de jure or de facto, if such assignment or such direct or indirect transfer of control would require under the Communications Law, the prior Consent of the FCC or any PUC without first obtaining such Consent.

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SECTION 9

INDEMNIFICATION

9.01         Indemnification. In addition to all other sums due hereunder or provided for in this Agreement, each Loan Party, jointly and severally, agrees to indemnify and hold harmless Agent, each Lender and their respective Affiliates and each of their respective officers, directors, agents, employees, Subsidiaries, partners, members, attorneys, accountants and controlling persons (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between any Loan Party or any of its Subsidiaries and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities, losses, or diminution in value (collectively, “Liabilities”) resulting from or arising out of any breach of any representation or warranty, covenant or agreement of any Loan Party in this Agreement, the Notes, the Warrants, or any of the other Loan Documents, including the failure to make payment when due of amounts owing pursuant to this Agreement, the Notes, or any of the other Loan Documents, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including actions brought by the Agent, any Lender, any Loan Party, any of its Subsidiaries or any holders of equity or indebtedness of any Loan Party or any of its Subsidiaries or derivative actions brought by any Person claiming through or in the name of any Loan Party or any of its Subsidiaries, proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of any of the Loan Documents, the transactions contemplated thereby, or any Indemnified Party’s role therein or in the transactions contemplated thereby; provided, however, that neither any Loan Party nor any of its Subsidiaries shall be liable under this Section 9.01 to an Indemnified Party: (a) for any amount paid by the Indemnified Party in settlement of claims by the Indemnified Party without such Loan Party’s consent (which consent shall not be unreasonably withheld or delayed), (b) to the extent that it is judicially determined in a final non-appealable judgment that such Liabilities resulted primarily from the willful misconduct or gross negligence of such Indemnified Party or (c) to the extent that it is judicially determined in a final non-appealable judgment that such Liabilities resulted primarily from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Loan Parties shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under Applicable Laws. In connection with the obligation of the Loan Parties to indemnify for expenses as set forth above, each Loan Party further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between any Loan Party (or any of its Subsidiaries) and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from (i) the willful misconduct or gross negligence of such Indemnified Party or (ii) the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or any other Loan Document. This Section 9.01 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

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9.02         Procedure; Notification. Each Indemnified Party under this Section 9 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Loan Parties under this Section 9, notify the Loan Parties in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Loan Parties of any such action shall not relieve the Loan Parties from any liability which they may have to such Indemnified Party unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses of the Loan Parties. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Loan Parties of the commencement thereof, the Loan Parties shall be entitled to assume the defense thereof at their own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that, if the Loan Parties have assumed the defense of any such action, claim or other proceeding, any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Loan Parties, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of the Loan Parties and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Loan Parties, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that in no event shall the Loan Parties be required to pay fees and expenses under this Section 9 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. Each Loan Party agrees that it will not, without the prior written consent of the Lenders, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Lenders and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. Neither any Loan Party nor any of its Subsidiaries shall be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without their written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

9.03         Survival. The obligations of the Loan Parties under this Section 9 shall survive termination of this Agreement and the Loan Documents and payment in full of the Notes.

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SECTION 10

GUARANTEE

10.01         The Guarantee. The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Lender and Agent and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal amount of and Interest (including any interest, fees, costs or charges that would accrue but for the provisions of Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Notes and all other obligations from time to time owing to such Lender and Agent by the Borrower under any Loan Document, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guarantors’ Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guarantors’ Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guarantors’ Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise and after giving effect to any applicable notice or cure period) in accordance with the terms of such extension or renewal.

10.02         Obligations Unconditional. The obligations of the Guarantors under Section 9.01 shall constitute a guaranty of payment and not of collection and, to the fullest extent permitted by Applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guarantors’ Obligations of the Borrower under this Agreement, the Notes, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guarantors’ Obligations and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i)          at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guarantors’ Obligations shall be extended, or such performance or compliance shall be waived;

(ii)         any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)        the maturity of any of the Guarantors’ Obligations shall be accelerated, or any of the Guarantors’ Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guarantors’ Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

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(iv)        any Lien granted to, or in favor of, Agent, on behalf of the Lenders, as security for any of the Guarantors’ Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guarantors’ Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guarantors’ Obligations and notice of or proof of reliance by upon the guarantee provided under this Section 10 (the “Guarantee”) or acceptance of this Guarantee, and the Guarantors’ Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between any Loan Party and any Lender or Agent shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guarantors’ Obligations at any time or from time to time held by any Lender or Agent, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by such Lender or any other person at any time of any right or remedy against any Loan Party or against any other person which may be or become liable in respect of all or any part of the Guarantors’ Obligations or against any collateral security or guarantee therefore or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of each Lender, Agent and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guarantors’ Obligations outstanding.

10.03         Reinstatement. The obligations of the Guarantors under this Section 10 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Loan Party in respect of the Guarantors’ Obligations is rescinded or must be otherwise restored by any holder of any of the Guarantors’ Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

10.04         Subrogation. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guarantors’ Obligations under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 10.01, whether by subrogation or otherwise, against any Loan Party or any security for any of the Guarantors’ Obligations.

10.05         Remedies. The Guarantors jointly and severally agree that if the obligations of any Borrower under this Agreement and the Notes are declared to be forthwith due and payable as provided in the Notes (or shall be deemed to have become automatically due and payable in the circumstances provided in the Notes) for purposes of Section 10.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower such obligations (whether or not due and payable by any Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 10.01.

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10.06         Continuing Guarantee. The guarantee in this Section 10 is a continuing guarantee of payment, and shall apply to all Guarantors’ Obligations whenever arising.

10.07         General Limitation on Guarantors’ Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 10.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 11

PRINCIPAL PAYMENTS

11.01        Optional Prepayment. The Borrower may prepay the outstanding principal amount (together with accrued Interest) on the Notes as follows:

(a)          The Borrower may, at its option, at any time upon notice given to Agent as provided in Section 11.01(b), unless such notice is waived by the Requisite Lenders, prepay all or any portion of the principal amount of any of the Notes, by payment to the Lenders, of an amount equal to the redemption prices (the “Optional Redemption Prices”) set forth below (expressed as a percentage of the outstanding principal amount being prepaid, from time to time) together with Interest accrued and unpaid on the principal amount of the Notes so prepaid through the date fixed for such prepayment, and reasonable out-of-pocket costs and expenses (including reasonable fees, charges and disbursements of counsel), if any, associated with such prepayment; provided, however, that each payment of less than the full outstanding balance of the principal amount of the Notes shall be in an aggregate amount of not less than $250,000 or integral multiples of $100,000 in excess thereof. If such prepayment is to be made by the Borrower to the Lenders during any Loan Year set forth below, the Optional Redemption Price shall be determined based upon the percentage indicated below for such Loan Year multiplied by the principal amount which is being prepaid:

Loan Year	Optional Redemption Price
1	104%
2	103%
Thereafter	100%

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(b)          The Borrower shall give written notice of prepayment of the Notes pursuant to this Section 11.01 not less than 10 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment pursuant to this Section 11.01 shall be given in the manner specified in Section 14.02 of this Agreement. Upon notice of prepayment pursuant to this Section 11.01 being given by the Borrower, the Borrower covenants and agrees that it will prepay, on the date therein fixed for prepayment, the Notes or the portion thereof so called for prepayment, at the applicable Optional Redemption Price set forth above with respect to the principal amount or the portion thereof so called for prepayment, together with Interest accrued and unpaid thereon to the date fixed for such prepayment, and the costs and expenses referred to in Section 11.01(a).

(c)          Any optional prepayment under this Section 11.01 shall include payment of accrued Interest on the principal amount of the Notes so prepaid and shall be applied first to all costs, expenses and indemnities payable under this Agreement, then to payment of default interest, if any, then to accrued but unpaid Interest, if any, and thereafter to the principal amount.

11.02       Mandatory Prepayments.

(a)          Liquidity Event. Upon the occurrence of a Liquidity Event (as hereinafter defined), the Borrower shall, prepay the outstanding principal amount of all Notes in accordance with the redemption prices (the “Mandatory Redemption Prices”) set forth below (expressed as a percentage of the outstanding principal amount being prepaid), together with Interest accrued and unpaid on the outstanding principal amount of the Notes so prepaid through the date of such prepayment and reasonable out-of-pocket costs and expenses (including reasonable fees, charges and disbursements of counsel), if any, associated with such prepayment. If a Liquidity Event shall occur during any Loan Year set forth below, the Mandatory Redemption Price shall be determined based upon the percentage indicated below for such Loan Year multiplied by the principal amount which is being prepaid. For the purposes hereof, “Liquidity Event” means (i) the occurrence of a Change of Control, or (ii) the liquidation, dissolution or winding up of Parent or Borrower or of one or more of Parent’s Subsidiaries that, individually or in the aggregate, constitute a material part of the business, operations or assets of the Loan Parties and all of their respective Subsidiaries, taken as a whole.

Loan Year	Mandatory Redemption Price
1	104%
2	103%
Thereafter	100%

(b)          Notice. The Borrower shall give written notice to the Agent of any mandatory prepayment pursuant to Section 11.02(a) at least five (5) Business Days prior to the date of such prepayment. Such notice shall be given in the manner specified in Section 14.02 of this Agreement.

11.03         Scheduled Payments. The principal amount of the Notes shall be paid in full, together with accrued and unpaid Interest, on the Maturity Date.

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11.04         Application of Payments.

(a)          Upon any payment or prepayment of any Series of Notes pursuant to any provision of this Agreement, the principal amount so paid or prepaid shall be allocated to all Notes of such Series at the time outstanding pro rata (based upon the proportion of the respective outstanding principal amount of such Series of Notes) until such Series of Notes has been paid in full.

(b)          Payments of the principal amount of each Note to each Lender shall be made to the same account and in the same manner as provided in Section 2.06(a).

SECTION 12

REGARDING AGENT

12.01         Appointment. Each Lender hereby designates Fund III to act as Agent for such Lender under this Agreement and the Loan Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees, charges and collections received pursuant to this Agreement, for itself and for the ratable benefit of the Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or, if applicable pursuant to Section 11.04, the holders of 100% of the Notes), and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Loan Documents or any Requirement of Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

12.02         Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Loan Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any of its Subsidiaries or any officer of any of any Loan Party or any of its Subsidiaries contained in this Agreement, or in any of the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Loan Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Loan Documents or for any failure of any Loan Party or any of its Subsidiaries to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Loan Documents, or to inspect the properties, books or records of any Loan Party or any of its Subsidiaries. The duties of Agent as respects payments or collections shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

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12.03         Lack of Reliance on Agent and Resignation.

(a)          Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Loan Parties and their Subsidiaries in connection with the purchase of any Securities hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Loan Parties. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the purchase of any Securities or at any time or times thereafter except as shall be provided by the Loan Parties pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Loan Document, or of the financial condition of the Loan Parties and their Subsidiaries, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Loan Documents or the financial condition of the Loan Parties and their Subsidiaries, or the existence of any Event of Default or any Default.

(b)          Agent may resign on thirty (30) days’ written notice to each Lender and upon such resignation, the Requisite Lenders will promptly designate a successor Agent reasonably satisfactory to the Loan Parties (provided that the consent of the Loan Parties shall not be required after the occurrence and during the continuance of an Event of Default).

(c)          Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent’s resignation as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

12.04        Certain Rights of Agent. If Agent shall request instructions from the Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Loan Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Requisite Lenders.

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12.05         Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, electronic communications, certificate or telecopier message, order or Loan Document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Loan Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

12.06         Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Loan Documents, unless Agent has received notice from a Lender or a Loan Party referring to this Agreement or the Loan Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to each Lender. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Requisite Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

12.07         Indemnification. To the extent Agent is not reimbursed and indemnified by the Loan Parties and their Subsidiaries, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Loan Document; provided that, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment). The obligations of the Lenders under this Section 12.07 shall survive termination of this Agreement and the Loan Documents and payment in full of the Notes.

12.08         Agent in its Individual Capacity. With respect to the obligation of Agent to purchase Securities under this Agreement, the Securities purchased by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Loan Party as if it were not performing the duties specified herein.

12.09         Delivery of Documents or Other Information. To the extent Agent receives financial statements or other information required under this Agreement from the Loan Parties pursuant to the terms of this Agreement which the Loan Parties are not obligated to deliver to the Lenders, Agent will promptly furnish such documents and information to the Lenders.

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12.10         Loan Parties’ Undertaking to Agent. Without prejudice to its respective obligations to each Lender under the other provisions of this Agreement, each Loan Party undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy such Loan Party’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

12.11         No Reliance on Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Loan Party, its Affiliates or its agents, this Agreement, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record-keeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other laws.

12.12         Other Agreements. Each Lender hereby specifically authorizes and directs Agent to enter into each of the Loan Documents on behalf of such Lender. Each Lender agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the obligations of the Loan Parties and their Subsidiaries to Agent and Lenders under the Agreement and Loan Documents, any amounts owing by such Lender to the Loan Parties or any of their Subsidiaries. Anything in this Agreement to the contrary notwithstanding, each Lender further agrees that it shall not take any action to protect or enforce its rights arising out of this Agreement or the Loan Documents, it being the intent of each Lender that any such action to protect or enforce rights under this Agreement and the Loan Documents shall be taken by Agent at the direction of Requisite Lenders.

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SECTION 13

TAXES

13.01         Taxes.

(a)          Any and all payments by Borrower to or for the account of Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all interest, additions to tax, penalties or other liabilities with respect thereto (“Taxes”), excluding the following (collectively, “Excluded Taxes”): (i) franchise Taxes and Taxes imposed or measured by Agent’s or Lender’s (as the case may be) overall net income, that are imposed on it by the jurisdiction (or any political subdivision thereof) (1) under the Laws of which Agent or Lender (as the case may be) is organized or maintains a lending office, or (2) with which Agent or such Lender otherwise has a present or former connection (other than any such connection arising solely from Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document); (ii) any branch profits Tax imposed by the United States or any similar Tax imposed by another jurisdiction in which Borrower is located; (iii) any Taxes that are attributable to Agent’s or such Lender’s failure or inability to comply with Section 13.01(f) below; (iv) United States withholding Taxes required to be imposed on amounts payable to Agent or any Lender pursuant to the Laws in force at the time Agent or such Lender becomes a party to this Agreement, except, if Lender designates a new lending office or becomes a party to this Agreement pursuant to an assignment, withholding Taxes shall not be Excluded Taxes to the extent that such Taxes were not Excluded Taxes with respect to Lender or its assignor, as the case may be, immediately before such designation of a new lending office or assignment; and (v) United States withholding Taxes imposed by FATCA. If Borrower is required by any Law to deduct any Taxes other than Excluded Taxes (“Indemnified Taxes”) from or in respect of any sum payable under any Loan Document to Lender, (1) the sum payable shall be increased as necessary so that after making all required deductions of Indemnified Taxes (including deductions applicable to additional sums payable under this Section), Lender receives an amount equal to the sum it would have received had no such deductions been made, (2) Borrower shall make such deductions, (3) Borrower shall timely pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (4) as soon as possible, but in any event within thirty (30) days after the date of such payment, Borrower shall furnish to Administrative Agent or such Lender the original or a certified copy of a receipt issued by such taxation or other authority evidencing payment thereof.

(b)          In addition, Borrower agrees to pay any and all present or future stamp, excise, court, or documentary Taxes, charges or similar levies, which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, other than Taxes that are imposed with respect to an assignment and that are imposed as a result of a pre-existing connection between Agent or Lender and the jurisdiction imposing the Tax (such Taxes that Borrower agrees to pay hereinafter referred to as “Other Taxes”).

(c)          If Borrower shall be required by the Laws of any jurisdiction outside the United States to deduct any Indemnified Taxes from or in respect of any sum payable under any Loan Document to Lender, Borrower shall also pay to Agent (for payment to the applicable Lender), at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in United States (federal and state) Taxes imposed on or measured by net income, and taking into account any foreign tax credits available under Sections 901 through 903 of the Code or similar credit or exemption under a similar state law attributable to Borrower’s payment of such Indemnified Taxes) such Lender would have received if such deductions (including deductions applicable to additional sums payable under this Section) had not been made. A certificate that such Lender delivers to Borrower as to any such additional amount shall be conclusive absent manifest error.

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(d)          Without duplication of any amounts payable under clauses (a), (b) or (c) above, Borrower agrees to indemnify, defend and hold Agent and each Lender harmless for (i) the full amount of Indemnified Taxes and Other Taxes (including any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) payable or paid by Agent and/or such Lender; and (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Borrower shall make payment under this subsection (d) as soon as practicable after the date Agent or Lender makes a demand therefor.

(e)          Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this subsection (e).

(f)          Each Lender, on or prior to the date on which such Lender becomes a Lender under this Agreement, and from time to time thereafter if reasonably requested in writing by Borrower, shall provide Borrower with (i) if such Lender is not a “United States Person” as that term is defined in Section 7701(a)(30) of the Code (“U.S. Person”) (a “Non- U.S. Lender”), a complete and properly executed IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (including all required accompanying information), as appropriate, or any successor form prescribed by the IRS (including a United States taxpayer identification number), certifying that such Non-U.S. Lender is entitled to benefits under an income Tax treaty to which the United States is a party that reduces the rate of withholding Tax on payments of interest, certifying that such Non-U.S. Lender is eligible for the “portfolio interest exemption” or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or (ii) if Lender is a U.S. Person, an IRS Form W-9 or any successor form prescribed by the IRS. If a payment made by Borrower to Lender or Administrative Agent would be subject to U.S. federal withholding Tax imposed by FATCA if such person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such person shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender or Agent has complied with such Lender’s or Administrative Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. In addition, each Lender will (1) take all actions reasonably requested in good faith by Borrower in writing that are consistent with applicable legal and regulatory restrictions to claim any available reductions or exemptions from Indemnified Taxes or Other Taxes and (2) otherwise cooperate with Borrower to minimize any amounts payable by Borrower under this Section 13.01; provided that, in each case, any out-of-pocket cost relating directly to such action or cooperation requested by Borrower shall be borne solely by Borrower, and no Lender shall be required to take any action that it determines in its sole good faith discretion may be adverse in any non de minimis respect to it and not indemnified to its satisfaction.

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(g)          If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 13.01 (including by the payment of additional amounts pursuant to this Section 13.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

SECTION 14

MISCELLANEOUS

14.01         Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Agent or any Lender, acceptance of the Securities and the Warrant Shares and the respective payments therefor, or termination of this Agreement.

14.02         Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be sent by registered or certified first class mail, return receipt requested, facsimile (with receipt confirmed), e-mail with confirmation of receipt), courier service or personal delivery:

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if to Agent or Fund III or Fund III-A:

c/o Praesidian Capital Opportunity Fund III, LP
2 Madison Avenue
Larchmont, NY 10538
Facsimile:	212-520-2601
Attention:	Jason D. Drattell
Email:	jdrattell@praesidian.com

with a copy to:

Morrison Cohen LLP
909 Third Avenue
New York, NY 10022
Facsimile:	(917) 522-3168
Attention:	Stephen I. Budow, Esq.
Email:	sbudow@morrisoncohen.com

If to United:

United Insurance Company of America
c/o Kemper Corporation
1 E. Wacker Dr.
Chicago, IL 60601
Facsimile:	(312) 467-6210
Attention:	Jonathan Wilson
Email:	jpwilson@kemper.com

if to any Loan Party:

(Name of Loan Party)
c/o Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, NY 10170
Facsimile:	(212) 972-7884
Attention:	General Counsel
Email:	legal@fusionconnect.com

All such notices and communications shall be deemed to be effective: (i) in the case of hand-delivery, when delivered; (ii) in the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such notice or communication receives confirmation of the delivery thereof from its own facsimile machine; (iii) in the case of electronic transmission, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); (iv) in the case of mail, five (5) Business Days after being deposited in the mail, postage prepaid; or (v) if given by any other means (including by overnight courier), when actually received.

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14.03         Successors and Assigns; Third Party Beneficiaries.

(a)          This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and, subject to the prior written consent of the Borrower (such consent of the Borrower not to be unreasonably withheld or delayed, and shall be deemed provided unless expressly withheld by the Borrower within three (3) Business Days of written request therefor), Agent and each Lender may assign any of its rights under any of the Loan Documents to any Person, and any holder of the Notes may assign, in whole or in part, the Notes to any Person; provided, however, that no such consent of the Borrower will be required (i) with respect to any assignment to another Lender or any Affiliate of any Lender, or (ii) during the continuation of any Event of Default. No Loan Party may assign any of their respective rights, or delegate any of its obligations, under this Agreement or any of the other Loan Documents without the prior written consent of the Lenders, and any such purported assignment by any Loan Party without the written consent of the Lenders shall be void and of no effect. Except as provided in this Section 14.03 and Article 7, no Person other than the parties hereto and to the other Loan Documents and their successors and permitted assigns is intended to be a beneficiary of any of such Loan Documents.

(b)          Notwithstanding any other provision of this Agreement or any Loan Document to the contrary, Agent and any Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Notes or any other Loan Document, and the Collateral.

(c)          Notwithstanding anything in this Agreement or any Loan Document to the contrary, there shall be no limitation or restriction on (A) the ability of any Lender or Agent to assign or otherwise transfer this Agreement, any Note, or any of the other Loan Documents, or any rights thereunder, to any of its Affiliates or (B) (x) the ability of any Lender or Agent to pledge, or otherwise grant a security interest in, this Agreement, any Note, or any of the other Loan Documents, or any of its rights thereunder, to any lender or other funding or financing source of such Lender or Agent or (y) the assignment or other transfer in connection with the realization of any such pledge or other security interest; provided, however, such Lender shall continue to be liable as a “Lender” under this Agreement and the other Loan Documents unless any such Affiliate, lender or funding or financing source agrees to be bound by this Agreement and the other Loan Documents.

14.04         Amendment and Waiver.

(a)          No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

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(b)          Any Modification of this Agreement, the Notes or any other Loan Document, shall be effective as to the Lenders (i) only if it is made or given in writing and signed by each Loan Party and the Requisite Lenders, except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement or any other Loan Document shall change the maturity of any Note, or change the principal of, or the rate, method of computation or time of payment of interest on or any fee payable with respect to, any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any amendment, supplement or modification, and (ii) only in the specific instance and for the specific purpose for which made or given. No amendment, supplement or modification of or to any provision of this Agreement or any of the other Loan Documents, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally. Except where notice is specifically required by this Agreement, no notice to or demand on any Loan Party in any case shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances.

14.05         Signatures; Counterparts. Facsimile or electronic transmissions of any executed original document and/or retransmission of any executed facsimile or electronic transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm facsimile or electronic transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

14.06         Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

14.07         GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

14.08         JURISDICTION; JURY TRIAL WAIVER.

(a)          EACH LOAN PARTY HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 12.02, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION.

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(b)          EACH LOAN PARTY AND EACH OF ITS SUBSIDIARIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE SECURITIES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH LOAN PARTY AND EACH OF ITS SUBSIDIARIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT EACH LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

14.09         Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provisions of this Agreement with valid, legal and enforceable provisions that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provisions.

14.10         Rules of Construction. Unless the context otherwise requires, “or” is not exclusive.

14.11         Entire Agreement. This Agreement and the other Loan Documents, together with the exhibits and schedules hereto and thereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement and the other Loan Documents, together with the exhibits and schedules hereto and thereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

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14.12         Certain Expenses. The Loan Parties will pay all expenses of the Agent and Lenders (including Attorney Costs) in connection with (i) any amendment, supplement, modification or waiver of or to any provision of this Agreement or any of the other Loan Documents or any documents relating thereto (including a response to a request by any Loan Party for the Lenders’ consent to any action otherwise prohibited hereunder or thereunder), or consent to any departure from, the terms of any provision of this Agreement or such other documents, (ii) all efforts made to enforce payment of the Notes, (iii) instituting, maintaining, preserving, enforcing and foreclosing on Agent’s security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Agent’s or any Lender’s rights hereunder, under any Subordination Agreement and under all related agreements, documents and instruments, whether through judicial proceedings or otherwise, or (iv) defending or prosecuting any actions or proceedings arising out of or relating to Agent’s or any Lender’s transactions with any Loan Party or any other Lender or (v) any advice given to any Agent or any Lender with respect to its rights and obligations under this Agreement or any Subordination Agreement and all related agreements, documents and instruments.

14.13         Publicity. Except as may be required by Applicable Law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon. Notwithstanding the foregoing, any Lender or any Affiliate of any Lender may (i) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes, and (ii) use any Loan Party’s name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes, and, in each case, may post such information on its website.

14.14         Further Assurances. Each of the parties shall execute such documents and perform such further acts (including obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement, including any post-closing assignment(s) by any Lender of a portion of the Securities to a Person not currently a party hereto.

14.15         Obligations of the Lenders. The obligations of each Lender shall be several and not joint and no Lender shall be liable or responsible for the acts or omissions of any other Lender.

14.16         No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Loan Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Loan Document, this Agreement or such other Loan Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Loan Document. No knowledge of, or investigation, including due diligence investigation, conducted by, or on behalf of, any Lender shall limit, modify or affect the representations set forth in Article 5 of this Agreement or the right of any Lender to rely thereon.

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14.17         Transfer of the Notes.

(a)          The term “Lender” as used herein shall include any transferee of any Note whose name has been recorded by the Borrower in the Note Register. Each transferee of any Note acknowledges that the Notes have not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

(b)          The Borrower shall maintain a register (the “Note Register”) in its principal offices for the purpose of registering the Notes and any transfer or partial transfer thereof, which register shall reflect and identify, at all times, the ownership of record of any interest in the Notes or any interest therein. Upon the issuance of the Notes, the Borrower shall record the name and address of the initial Lender of each Note in the Note Register as the first Lender. Upon surrender for registration of transfer or exchange of any Note at the principal offices of the Borrower, the Borrower shall, at its expense, execute and deliver one or more Notes of like tenor and of denominations of at least $500,000 (except as may be necessary to reflect any principal amount not evenly divisible by $500,000) of a like aggregate principal amount, registered in the name of the Lender or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Lender of such Note or such Lender’s attorney duly authorized in writing.

(c)          On receipt by the Borrower of an affidavit of an authorized representative of any Lender stating the circumstances of the loss, theft, destruction or mutilation of any Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Borrower, such Lender must provide indemnity sufficient in the reasonable judgment of the Borrower to protect the Borrower from any loss which they may suffer if a lost, stolen or destroyed Note is replaced.

14.18         East West Subordination Agreement.

(a)          In connection with the incurrence by the Borrower of the First Lien Indebtedness and the Loan Parties’ guarantees in respect thereof, each Lender hereby authorizes and directs Agent to execute deliver and perform the East West Subordination Agreement on behalf of such Lender and agrees that Agent in its various capacities thereunder may take such actions on such Lender’s behalf as is contemplated by the terms of the East West Subordination Agreement. Each Lender further acknowledges that is has received and reviewed the East West Subordination Agreement and agrees that it will be bound by and will take no actions contrary to the provisions of the East West Subordination Agreement, authorizes and instructs Agent and to execute deliver and perform the East West Subordination Agreement as agent and on behalf of such Lender and authorizes and agrees that Agent may take such actions on behalf of such Lender as is contemplated by the terms of the East West Subordination Agreement.

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(b)          The provisions of this Section 14.18 are not intended to summarize all relevant provisions of the East West Subordination Agreement. Reference must be made to the East West Subordination Agreement itself to understand all terms and conditions thereof. Each Lender is responsible for making its own analysis and review of the Subordination Agreement and the terms and provisions thereof, and neither Agent nor or any of its affiliates makes any representation to any Lender as to the sufficiency or advisability of the provisions contained in the East West Subordination Agreement.

(c)          Each Lender (a) hereby consents to the subordination of the Liens securing the Obligations on the terms set forth in the East West Subordination Agreement, (b) hereby agrees that this Agreement and the other Loan Documents, and the rights and remedies of Agent and the Lenders hereunder and thereunder, are subject to the terms of the East West Subordination Agreement, (c) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the East West Subordination Agreement and (d) hereby authorizes and instructs Agent to enter into the East West Subordination Agreement and to subject the Liens securing the Obligations to the provisions thereof.

(d)          The delivery of any Collateral or any certificates, titles, instruments, chattel paper or documents evidencing or in connection with such Collateral to the First Lien Agent under and in accordance with the First Lien Credit Documents shall constitute compliance by the Loan Parties with the provisions of this Agreement or any other Loan Document which require delivery or possession of certain types of Collateral to or by Agent so long as such First Lien Credit Documents are in full force and effect, the First Lien Indebtedness has not been paid in full and the Loan Parties are in compliance with the applicable provisions thereof with respect to such Collateral.

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EXECUTION VERSION

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

Borrower:	FUSION NBS ACQUISITION CORP.

	By:	/s/ Gordon Hutchins, Jr.
		Name:	Gordon Hutchins, Jr.
		Title:	President and Chief Operating Officer

[Signature Page to Fifth Amended and Restated Securities Purchase Agreement and Security Agreement]

Guarantors:	FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

	By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

NETWORK BILLING SYSTEMS, L.L.C.

	By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: Executive Vice President

FUSION BVX LLC

	By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President

PINGTONE COMMUNICATIONS, INC.

	By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

FIDELITY ACCESS NETWORKS, LLC

	By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

[Signature Page to Fifth Amended and Restated Securities Purchase Agreement and Security Agreement]

FIDELITY CONNECT LLC

By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

FIDELITY VOICE SERVICES, LLC

By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

FIDELITY ACCESS NETWORKS, INC.

By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

FIDELITY TELECOM, LLC

By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

APPTIX, INC.

By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

[Signature Page to Fifth Amended and Restated Securities Purchase Agreement and Security Agreement]

Lenders:

PRAESIDIAN CAPITAL OPPORTUNITY FUND III, LP

	By:	Praesidian Capital Opportunity GP III, LLC,
its General Partner

	By:	/s/ Jason D. Drattell
	Name:	Jason D. Drattell
	Title:	Manager

PRAESIDIAN CAPITAL OPPORTUNITY FUND III-A, LP

By: Praesidian Capital Opportunity GP III-A, LLC,
its General Partner

	By:	/s/ Jason D. Drattell
	Name:	Jason D. Drattell
	Title:	Manager

UNITED INSURANCE COMPANY OF AMERICA

	By:	/s/ Jonathan Wilson
	Name:	Jonathan Wilson
	Title:	Assistant Treasurer

[Signature Page to Fifth Amended and Restated Securities Purchase Agreement and Security Agreement]

Agent:

PRAESIDIAN CAPITAL OPPORTUNITY FUND III, LP

By: Praesidian Capital Opportunity GP III, LLC, its General Partner

	By:	/s/ Jason D. Drattell
	Name:	Jason D. Drattell
	Title:	Manager

[Signature Page to Fifth Amended and Restated Securities Purchase Agreement and Security Agreement]